Exhibit 10.19

HENAN SHUNCHENG GROUP COAL COKE CO., LTD
EPC Contract
of 160t/h CDQ Project

CONTRACT NO. : SC20090628              (PARTY A)
CONTRACT NO. : WZ0904                    (PARTY B)
Party A: Henan Shuncheng Group Coal Coke Co., Ltd.
Party B: Ji Gang Group International Engineering Company Limited

Signed in June 2009

CATALOGUE

1.	Sub-Contracts and Appendixes	3

2.	the Project	3

3.	Responsibilities and Project Description	3

4.	Scope of Work	4

5.	Scope of Equipment Supply	4

6.	Schedule of the Project	4

7.	Contract Price	4

8.	Description of Contract Price	6

9.	Responsibilities and Obligations	6

10.	Assessment and Test	7

11.	Test on Completion	7

12.	Liability for Breach of Contract	7

13.	Settlement of Disputes	7

14.	Force Majeure	8

15.	Taking effects and Miscellaneous	8

Party A: Henan Shuncheng Group Coal Coke Co., Ltd.
Party B: Ji Gang Group International Engineering Company Limited

Henan Shuncheng Group Coal Coke Co., Ltd. (hereinafter referred to as “Party A”) and Ji Gang Group International Engineering Company Limited (hereinafter referred to as “Party B”) have reached a consensus on the the 160t/h CDQ Project through friendly consultation to conclude the EPC contract in accordance with relevant provisions of Contract Law of the People’s Republic of China.

Clause 1 Sub-Contracts and Appendixes

1.1	the EPC Contract

1.2	the EPC Contract consists of four Sub-Contracts, including:

1.2.1	Sub-Contract A: Project Design
1.2.2	Sub-Contract B: Equipment Supply
1.2.3	Sub-Contract C: Erection and Construction
1.2.4	Sub-Contract D: Technical Service

1.3	Technical Appendixes
The parties hereby confirm their clear and accurate understanding of the terms and conditions of the Contract and its appendixes and will commit themselves to the clauses as stipulated hereunder. All the documents mentioned hereinabove and the appendixes attached hereto are hereby made an integral part of the Contract.

Clause 2 the Project

2.1 Project name: 160t/h CDQ Project of Henan Shuncheng Group Coal Coke Co., Ltd.

2.2 Project site: Tongye Town, Anyang County, Henan Province.

Clause 3 Responsibilities and Project Description

3.1 Equipments and Erection and Construction Work under the Contract:
CDQ system, initial dust separator, secondary dust separator, heat recovery boiler, auxiliary equipments of boiler, charging facility of burning coke, recovery equipments of coke powder, discharging facility of cooling coke, speed-governing and control system of winding engine, electrical control system and equipments, PLC control system (including control software), detecting instrument, dust removal system (the dust separator and its fan and electric motor shall make use of the exiting equipments), main control building, belt conveyor of cooling coke, desalted water station, water circulation pump house, power station and other equipments or construction work as specified in Technical Appendix-Ⅰand Technical Appendix-Ⅲ.

3.2 Fire-fighting: On account of the specificity of the application and approval and inspection procedure for the fire-fighting system, Party B shall be responsible for the design, supply and construction of the fire-fighting system (involving fire-fighting equipments, Fire Alarm System and fire telephone line), and shall assist Party A in the application and approval procedure in local authorities. Party A shall take charge of fire water supply and fire extinguishing material.

3.3 Party A shall take the responsibility to obtain the license for construction planning and the license for construction related to the Project and bear the cost thereof.

3.4 Party A shall take charge of the design and construction of the road construction and drainage system of the rain water that does not fall into the scope of the contractor.

3.5 As the contractor for the EPC Project, Party B shall be responsible for the design, civil construction, supply of complete sets of equipment, supply of material, installation and debugging of the equipments, technical service, training of operating personnel and warranty service. The technical parameter and the details relevant to project design, design and supply of complete sets of equipment and erection and construction could be found in the four Sub-Contracts and technical appendixes.

Clause 4 Scope of Work

4.1 Scope of Party B’ s work is specified in Technical Appendix-Ⅲ of the Contract.

4.2 Scope of Party A’ s work is specified in Technical Appendix-Ⅲ of the Contract..

Clause 5

Scope of Equipment Supply is specified in Technical Appendix-Ⅲof the Contract.

Clause 6 Schedule of the Project

6.1 The project shall be completed and start production in 14 months after the signing of the Contract;

6.2 The schedule can be postponed after the negotiation by the parties in case of the following circumstances in the process of the project.
6.2.1 Work suspension caused by Force Majeure;
6.2.2 Delay of the schedule that is ascribed to Party A.

Clause 7 Contract Price

Party B shall overall contract the project in the content specified and the scope defined by the Contract. The Contract Price is RMB  156,000,000 ( ONE HUNDRED AND FIFTY SIX MILLION YUAN), inclusive of the prices of Sub-Contract of Project Design, Sub-Contract of Equipment Supply, Sub-Contract of Erection and Construction and Sub-Contract of Technical Service. The Contract Price hereof is also the price for general contracting which shall be priced once for ado, in other words, free of any fluctuation of market price or shall not be affected by the price-adjusting documents issued by relevant authorities.

7.1 Contract Payment and Settlement

The total price of the Contract is 156,000,000, involving:
The Sub-Contract Price for Design: 8,000,000 Yuan;
The Sub-Contract Price for Equipment Supply: 85,000,000 Yuan;
The Sub-Contract Price for Erection and Construction: 57,000,000 Yuan; and
The Sub-Contract Price for Technical Service: 6,000,000 Yuan.

7.2 Payment Terms

7.2.1 Payment Terms

7.2.1.1 Party A shall pay RMB 7,800,000 to Party B as the advance payment accounting for 5% of the Contract Price in 10 days after the Contract taking effective;

7.2.1.2 Party A shall pay RMB 15,600,000 to Party B accounting for 10% of the Contract Price as the first progress payment in 10 days after the kick-off of the Construction;

7.2.1.3 Party A shall pay RMB 31,200,000 to Party B accounting for 20% of the Contract Price as the second progress payment in 10 days after the signing of the purchase contracts for nitrogen circulation fans, heat recovery boilers and steam turbine generator sets;

7.2.1.4 Party A shall pay RMB 15,600,000 to Party B accounting for 10% of the Contract Price as the third progress payment in three months after the signing of the purchase contracts for nitrogen circulation fans, heat recovery boilers and steam turbine generator sets;
7.2.1.5 Party A shall pay RMB 31,200,000 to Party B accounting for 20% of the Contract Price as the fourth progress payment in 10 days after the arrival of the nitrogen circulation fans, heat recovery boilers and steam turbine generator sets at the construction site;

7.2.1.6 Party A shall pay RMB 15,600,000 to Party B accounting for 10% of the Contract Price as the fifth progress payment in 10 days after the commissioning of the project;

7.2.1.7 Party A shall pay RMB 23,400,000 to Party B accounting for 15% of the Contract Price as the sixth progress payment in 10 days after the competition of the project and start of production;

7.2.1.8 The remaining 10% of the Contract Price, viz. RMB 15,600,000, shall be used as quality deposit which shall be paid in a lump sum in 14 days after the one-year guarantee period (calculated from the date of completion) expires.

7.2.2 Payment: By bank draft (including acceptance draft) or T/T. In case of bank draft, the payment by cash order shall not lower than 50% of each Contract Payment whereas the payment by acceptance (honored within three months to six months) shall not exceed 50% of each Contract Payment.

Clause 8 Description of Contract Price

8.1 Contract Pricing

The Contract price is worked out in accordance with the content and scope defined by the technical appendixes agreed by the parties and the relevant laws, regulations, rules and standards in force. The Project quality shall be in conformity with the current national technical standards and criteria. The Contract Price includes the cost or expenses for the plant design, equipment supply, technical service during the erection and construction and system programming and debugging.

The Contract Price excludes expenses for use of land, expenses for geological exploration, afforesting fees, expenses for supply of electricity, water and road access as well as ground leveling, expenses for the demolishment and rebuilding of the existing pipelines and buildings, expenses for piling and dynamic compaction if any, expenses for dewatering and supporting measures if any, expenses for non-returnable fillings in the equipment (for example hydraulic oil) and expenses for access to power distribution system.
Party A shall provide the energy resources free of charge for the Project’s commissioning.

Clause 9 Responsibilities and Obligations

9.1	Responsibilities and obligations of Party B

9.1.1	Party B shall provide Party A with the qualification certificates that are necessary to the Project;
9.1.2	Party B shall ensure the Project to be completed on schedule with good quality;
9.1.3	Party B shall provide Party A with design technical materials and drawing as specified in Technical Appendix-V attached hereto;
9.1.4	Other responsibilities and obligations that shall be assumed by Party B according to the clauses of the four Sub-Contracts.

9.2	Responsibilities and Obligations of Party A

9.2.1	Party A shall in a timely manner provide the contractor with the materials necessary to the Project as specified in Technical Appendix-Ⅳ attached hereto;
9.2.2	Party A shall be responsible for the site preparation work;
9.2.3	Party A shall ensure timely and full payment of the Project funds in accordance with clauses hereof;
9.2.4	Other responsibilities and obligations that shall be assumed by Party A according to the clauses of the four Sub-Contracts.

Clause 10 Assessment and Test

The overall assessment criteria for the Project is Qualified and the details of the criteria for the assessment and test of the quality of the design and equipment and the criteria for the assessment and test of the Project quality can be found in Technical

Appendix-Ⅵ and Technical Appendix-Ⅶ attached hereto.

Clause 11 Test on Completion

11.1 Party B shall assist Party A in Test on Completion when the Project is ready for Test on Completion;

11.2 Warranty
More details about quality warranty of the Project are given in the Sub-Contracts.

Clause 12 Liability for Breach of Contract

12.1 The Project shall be completed and start production on schedule with the guaranteed performance parameters as provided in the Contract. Party B shall pay delay damages to Party A in case of any delay attributable to Party B or the Project fails to conform to the guaranteed performance parameters as provided in the Technical Appendixes attached hereto. If the Party B suffers delay and/or incurs cost as a result of delay for which Party A is responsible, Party B shall be entitled to an extension of time for any such delay or payment of any such cost in accordance with relevant regulations and standards. Liabilities other than the liability hereof are specified in Sub-Contracts.

12.1.1 The delay damages shall be paid with the amount of 0.1‰ of Contract Price for every day which shall elapse between the completion date stated in the Contract and the date when the Project actually starts production;

12.1.2 Party B shall pay liquidated damages of 0.2% of the Sub-Contract Price for Equipment Supply in case of any non-conformity of the guaranteed performance parameter for the product and equipment, and shall be obligated to improve such product or equipment to the guaranteed performance parameters as provided in the Contract;

12.1.3 The total amount of liquidated damages due under this Contract shall not exceed 2% of Sub-Contract Price for Equipment Supply.

Clause 13 Settlement of Disputes

13.1 Any disputes arising from or in connection with this Contract shall be settled through friendly negotiation by the parties in a timely manner;

13.2 If negotiation fails, the parties agree to summit the disputes to the court at the Project site.

Clause 14 Force Majeure

14.1 In case either party is prevented from performing any of its obligations under the Contract by Force Majeure, the party shall be entitled to an extension of time for any such delay. The performance of the obligations shall be excused for so long as such Force Majeure prevents it from performing them. Force Majeure hereby means any objective circumstance which is unforeseeable, unavoidable and insurmountable, such as war, fire, flood, typhoon and earthquake.

14.2 If a party is prevented from performing any of its obligations under the Contract by Force Majeure, then it shall give notice to the other Party of the event or circumstances constituting the Force Majeure in writing such as facsimile, and send by express mail or registered mail a certificate of the event or circumstances issued by relevant authority to the other party within 14 days after the occurrence of such event or circumstances. An agreement on further performance of the Contract shall be reached between the parties through friendly negotiation with a reasonable time if the works in progress is prevented for a continuous period of more than 120 days by reason of Force Majeure.

Clause 15 Taking effects and Miscellaneous

15.1 The Contract shall be effective upon signing by the authorized representatives designated by the parties and sealing by both parties. The Contract shall be the guideline of the Sub-Contracts and the Technical Appendixes attached hereto.

All appendixes stated in the Contract and the correspondences, fax, minutes of meeting and minutes of talks signed by the authorized representatives of the parties for the performance of the Contract shall have the same effect as the Contract.

15.2 The Contract shall be in two originals, one for each party; in eight copies and each party shall hold four copies.

15.3 Ji Gang Group International Engineering Company Limited is the EPC Contractor under the Contract and shall be responsible to fulfill the Contract;

15.4 All revision, supplementary and amendment to the Contract shall be made in writing and shall become effective upon signing and sealing by the parties as one of the appendixes attached to the Contract;

15.5 All Sub-Contracts shall enter into force upon signing the Contract if the clauses of the Technical Appendixes and the terms and conditions of the Sub-Contracts are negotiated and agreed by the parties in accordance with the contract principles mentioned hereinabove.

15.6 In case of any discrepancy between the Contract and the Sub-Contracts, the Contract shall prevail.

15.7 The Contract is signed at Tongye Town, Anyang County, Henan Province.

<No clause in the signature page>

PARTY A:

Henan Shuncheng Group Coal Coke Co., Ltd.

Legal Representative: /s/ Wang Xinshun

or Authorized Representative: [illegible]

Address: Tongye Town, Anyang County, Henan Province

Postal Code: 455141

Tel: (+86) 0372-3206721

Fax: (+86) 0372-3206721

Opening Bank:

Bank Account:

PARTY B:

Ji Gang Group International Engineering Company Limited

Legal Representative: /s/ Man Hai Long

or Authorized Representative:

Address: No. 21, Gongye North Road, Jinan City, Shandong Province

Postal Code: 250101

Tel: (+86) 0531-88862850

Fax: (+86) 0531-88868084

Opening Bank: Dongjiao Sub-Branch, Jinan Branch, Industrial and Commercial Bank of China.

Bank Account:

HENAN SHUNCHENG GROUP

160T/H CDQ Project Sub-Contract A：Project Design

Contract Number：SC20090628               (Party A)
Contract Number：WZ0904                     (Party B）
Party A：Henan Shuncheng Group Coal Coke Co., Ltd.
Party B：Ji Gang Group International Engineering Company Limited
June, 2009

Party A：Henan Shuncheng Group Coal Coke Co., Ltd.

Party B：Ji Gang Group International Engineering Company Limited

WHEREAS, Party A wishes to entrust Party B to perform design work for 160t / h CDQ Project of Henan Shuncheng Group, NOW THEREFORE, through friendly consultation, both Parties agree to reach this Design Sub-Contract in the form of following provisions and Appendixes.

Article 1    Contract Purpose

1.1. Party A and Party B agree to carry on design for this project in accordance with the design scope, technique requirement, etc., as defined in Article 6 of this Contract.
1.2. The effective date of this Design Contract shall be the date of EPC Contract.

Article 2    Legal Basis

2.1. The Contract Law of the People’s Republic of China; The Construction Law of the People’s Republic of China; Regulation on the Contract of Survey and Design of Engineering Construction, Regulations on the Administration of the Market for Survey and Design of Engineering Construction.
2.2. National and local rules and regulations concerning management of construction survey and design.
2.3. Construction approval documents.

Article 3    Design Basis

3.1. Technical Appendixes for EPC Contract of this project.
3.2. National technical standards and rules for design.
3.3. Design materials delivered by Party A.

Article 4    Documents of this Contract and the Priority Thereof

All documents of this Contract shall be deemed as capable of cross-reference to each other. In case that there exists any ambiguity or inconsistency among the documents of this Contract, EPC Contract or general principles of applicable national laws or rules shall prevail. If, after execution hereof by both Parties, the documents with the same name or the same nature are signed at different times, the one signed at later time shall have priority in implementation over one signed at the prior time. Any change, modification or amendment document hereto during the performance hereunder shall be, upon signature of both Parties, effective part hereto.

Article 5    Responsibilities of Both Parties

5.1. Responsibilities of Party A

5.1.1. Party A shall pay fees to Party B in accordance with EPC Contract.
5.1.2. Party A is entitled to know the design process and element, examine the construction design of the project, recommend change and submit request.
5.1.3. Party A is entitled to demand information of equipment supplier’s factories such as equipment samples.
5.1.4. Party A will regularly organize project coordination meetings.
5.1.5. Party A shall provide to Party B all necessary data and documents for the design within stipulated time, and shall be responsible for the completeness, correctness and time limit thereof. In case that Party A fails to provide above materials, Party B shall have right to postpone the delivery of the design documents accordingly.
5.1.6. In case of any change of the project, size, or conditions of the entrusted design by Party A, or any error in, or major modification of the materials submitted thereby causing rework of Party B, both Parties shall re-negotiate to sign a supplementary contract and re-specify relevant terms, as well as Party A’s payment to Party B of rework fees at the same proportion based on the workload of Party B.
5.1.7. Party A shall protect the copyright of Party B’s design, and shall not, without the consent of Party B, copy, transfer to any third party, or use in any other project not contemplated hereof, the design documents delivered by Party B. Party B is entitled to claim damages against Party A if any of the above circumstances (except that Party A makes any copy required for the construction) occurs.

5.2. Responsibilities of Party B
5.2.1. Party B shall complete the work hereunder in accordance with national rules, and the specifications and standards hereunder, and shall be responsible for the design work thereof.
5.2.2. Party B shall warrant that it has independent intellectual property rights or licensed intellectual property rights to all design elements covered hereunder.
5.2.3. Party B shall strictly follow the time period hereunder to deliver design documents and drawings, responsible for the correctness, completeness and quality of the design documents delivered thereby.
5.2.4. Party B shall follow the techniques as described in the Appendixes to perform design work for all specialist design for process, heating power, electric, civil engineering, and general layout, etc.
5.2.5. Party B shall cause the staff thereof to be equipped with experience and capability necessary for the design work, and shall guarantee that the same will provide sufficient on-spot service during construction.
5.2.6. Party B shall be responsible for organizing the staff thereof to participate in the design liaison meetings, design examination meetings and other relevant technical negotiation, make adjustment, modification and supplement to the design and drawings pursuant to the examination results, and send, in a timely manner, staff to modify and solve problems on the spot, assuming travel and change of drawings expenses arising therefrom, if on-spot service technician is unable to do so.

5.2.7.  Party B shall, in principle of energy saving and low pollution, strictly follow national control rules for water, oil, air and noise pollution, etc., in performing design and arrangement of process work.
5.2.8. Party B shall provide to Party A the design documents, materials and drawings relating to this project.
5.2.9. For the purpose of smooth construction of this project and its use thereafter, Party B shall be responsible for the sufficient explanation, and solving of technical issues, of this Design Contract.

Article 6    Design Elements and Progress

6.1. Design Scope of Party B: See Technical Appendix III.

6. 2. Scope of Work: See Technical Appendix III.
6.3. Design Progress
6.3.1. Party B shall complete all shop drawing design within 6 months after the signing of this Design Contract, if the external materials as provided by Party A satisfy the design needs.
6.3.2. In the event that Party A delays the delivery of any materials, Party B shall have right to extend the corresponding design period accordingly.
Article 7    Design Drawings and Design Documents

The elements of design drawings and design documents delivered shall be those as provided in the Appendixes to the EPC Contract, and the delivery procedure shall be such that Party B delivers the design documents to Party A. Party A is entitled to examine the design documents. See Technical Appendix V for elements of design documents delivered by Party B.

The materials shall be in Chinese, and the drawings shall be provided in paper version. Party B shall be responsible for the integrity and correctness of any materials delivered thereby.

The final documents and formats: GB and ISO Standards for drawings, IMS-International Metric System for sizes and units, GB/T14689—1993 Standard for drawing format specification, and GB/T14690—1993 Standard for drawing scale.

Article 8    Design Liaison

8.1. The design liaison meeting is for the purpose of guaranteeing better design quality, and will not release liabilities of any Party.
8.2. After the delivery of shop drawings, Party B shall conduct design clarification with Party A.

Article 9    Change of Design

9.1. If, during the performance hereunder, Party A requests modification of this Contract and the design scope and elements thereof, Party B shall satisfy such request to the extent possible, and may, when necessary, properly postpone the time of delivery of drawings.
9.2. In case of any change of the project, size, or conditions, of the entrusted design by Party A, or any error in, or major modification of, the materials submitted thereby, causing rework of Party B, both Parties shall re-negotiate to sign a supplementary contract and re-specify relevant terms, as well as Party A’s payment to Party B of rework fees at the same proportion based on the workload of Party B.

Article 10    Quality Control and Supervision

10.1. Party B shall strictly follow the national quality standards to perform design work.
10.2. Party B shall guarantee the effectiveness and applicability of the design standards thereof. If, during the design, Party B considers that any original standard shall be replaced by a new one, Party B shall promptly notify Party A concerning the corresponding replacement.

Article 11    Contract Price and Payment

1. The price of this Design Contract shall be in the amount of RMB 8,000,000.00 Yuan (EIGHT MILLION YUAN).
2. The fees shall be paid to Party B in accordance with EPC Contract.

Article 12    Breach of Contract

Any default Party shall assume liabilities as provided in EPC Contract.

Article 13    Confidentiality (See Confidentiality Agreement)

13.1. Both Parties shall protect the intellectual property right of each other, and any Party shall not, without written consent of the other Party, modify, copy, disclose to any third Party other than the owner, or use in any other project not contemplated hereof, the materials and documents of the other Party. Otherwise, the disclosing Party shall assume all responsibilities, and pay damages, for any consequences arising therefrom.
13.2. The confidentiality obligations under this Article shall be effective within 10 years after the expiration of this Agreement.

Article 14    Force Majeure

If, during the performance period hereunder, force majeure such as typhoon, flood, earthquake or any other reason un-attributable to neither Party A or Party B, causes inability to perform hereunder by one or both Parties, such one or both Parties shall immediately take measures, mitigating losses arising therefrom to the extent possible.

Article 15    Governing Law, Mediation and Arbitration

The rights and obligations of both Parties arising from this Design Contract, and the formation, validity, interpretation and dispute settlement thereof, shall be governed by Chinese law.

Any matters uncovered by this Design Contract shall be settled by both Parties through friendly negotiation. Any difference during the performance hereunder shall be settled by both Parties in the spirit of compromise and cooperation, or, in the event of failure of negotiation, may be referred, by filing a suit, to People’s Court where the project locates.

Article 16    Miscellaneous

16.1. Any Appendix listed in the Design Contract shall have equal legal effect with the same.
16.2. Any modification or supplementation may be made to relevant provisions hereunder subject to consent of both Parties, as an integral part of this Design Contract.
16.3. This Design Contract shall be written in two original, with each Party holding one, and in eight copies, with each Party holding four.
16.4. Any matters uncovered by this Design Contract may be supplemented by agreements of both Parties. Any following Appendix, any relevant agreement and any telegraph, fax and minute as approved by both Parties, etc., shall be the integral part hereof, with the same legal effect as this Design Contract.

Article 17    Appendices

17.1. Confidentiality Agreement

Confidentiality Agreement on

160t/h CDQ Project of Henan Shuncheng Group

Party A: Henan Shuncheng Group Coal Coke Co., Ltd.
Party B: Ji Gang Group International Engineering Company Limited

The Confidentiality Agreement is concluded and signed on the basis of 160t/h CDQ Project of Henan Shuncheng Group (hereinafter referred to as “the Project”).

1.	Definitions
In the Agreement, “Party A’s Confidential Information” shall refer to the confidential information disclosed directly or indirectly by Party A to Party B. It includes, but is not limited to Party A’s business information and other intellectual property information provided by Party A to Party B or received by Party B resulting from signature of the Agreement, no matter in what forms or manners the information is disclosed, and no matter whether the information is marked confidential or not.  The copyrights of the aforesaid documents or information are and shall remain in Party A’s sole and exclusive property all the while.
In the Agreement, “Party B’s Confidential Information” shall refer to the confidential information disclosed by Party B to Party A. It includes Party B’s business information and the intellectual property right acquired by Party B before Party B’s undertaking of the Project; it also includes the project drawings design documents, purchase, technology secrets and know-how generated by Party B in the construction of the Project, as well as other design documents required by the Project, no matter in what forms or manners the information is disclosed, and no matter whether the information is marked confidential or not. The copyrights of the aforesaid documents or information are and shall remain in Party B’s sole and exclusive property all the while.
Disclosing Party: the party who discloses (the confidential information) to the other party;
Receiving Party: the party who receives the confidential information;
Disclosed Party: the party whose confidential information is disclosed.

2.	Confidential Obligations
Either party to the Confidentiality Agreement, if as the receiving party of the confidential information, shall promise:
2.1	It agrees not to use any confidential information disclosed by the other party for any purpose other than the Project under the Agreement.
2.2
The receiving party agrees to keep strictly confidential the confidential information of the disclosing party and without written consent of the disclosing party, the receiving party may not disclose, divulge, sell, transact, reproduce or use the confidential information in any form, or in other projects (including the bidding documents) refer to the parameters in the documents (such as furnace profile) of the disclosing party.

2.3
If disclosing the confidential information with written consent of the disclosing party, the receiving party shall adopt all the necessary measures to strictly control the confidential information within the disclosure scope as required by the Project.

2.4
If the receiving party needs to disclose the confidential information to a third party for the purpose of the Project, it shall conclude and sign a confidentiality agreement with the third party in advance under the terms no less favorable than the requirements in the Agreement, and it shall file an application to and obtain written consent of the disclosed party before the disclosure of the confidential information.

2.5
The term of confidential obligations undertaken by the receiving party herein shall be ten (10) years after the termination of the Agreement, effective continuously from the date on which the disclosing party discloses the confidential information.

2.6	The receiving party agrees to return all the originals and copies of the confidential information to the disclosing party or to destroy the same immediately upon the request of the disclosing party.

3.	Liabilities for Breach of Confidential Obligations
If the receiving party breaches its confidential obligation as stipulated in the Agreement, it shall be responsible for all the consequences, compensate the disclosing party for all its losses caused therefrom and eliminate adverse effects caused therefrom.

4.	Miscellaneous
4.1	The Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.
4.2
Any disputes arising from or in connection with the Agreement shall be settled by negotiation of both parties; in case no agreement can be reached, both parties agree to submit the disputes to the people’s court at Party A’s place of domicile.

4.3	The Agreement shall be implemented upon signature by the representatives of both parties.

HENAN SHUNCHENG GROUP COAL COKE CO., LTD
160t/h CDQ Project
Sub-Contract B: Equipment Supply

CONTRACT NO. : SC20090628              (PARTY A)
CONTRACT NO. : WZ0904                   (PARTY B)
Party A: Henan Shuncheng Group Coal Coke Co., Ltd.
Party B: Ji Gang Group International Engineering Company Limited

Signed in June 2009
(Signatures)

Party A: Henan Shuncheng Group Coal Coke Co., Ltd.
Party B: Ji Gang Group International Engineering Company Limited

Article 1 General Provisions

1.1 Party B shall be responsible for the manufacture, supply and transportation of the equipments under the Sub-Contract, and shall assume the full responsibility for the technical performance and quality of the equipments under the Sub-Contract.
1.2 Party B shall supply the equipments in accordance with the articles of the Technical Appendixes attached to the EPC Contract and relevant technical materials provided by Party A.
1.3 All expenses for Party A’s personnel at the site during the execution of the Sub-Contract shall be borne by Party A. Party B shall provide Party A’s personnel with necessary work convenience.
1.4 Party B shall be responsible for the bidding and bid negotiation of the equipment procurement and Party A can participate in the whole process of the evaluation for technical part of the tender and confirm the technical appendixes attached to the EPC Contract along with Party B; The evaluation for commercial part of the tender shall be carried out by Party B. The comprehensive evaluation comments hereof shall be put on file after the negotiation between the parties.
1.5 The special equipments and installation services hereof (such as pressure vessel, partial pressure piping and environmental protection equipment) supplied by Party B shall be inspected by Anyang Bureau of Quality and Technical Supervision pursuant to relevant national industry standard at Party A’s expense. Party A shall assume the responsibility to obtain the documents or other materials required by the inspection mentioned hereinabove and to provide the support personnel for assistance if required by inspection or the appliance and instrument necessary for the inspection. Party B shall assist Party A in the procedure or activities stated hereinabove and provide the certificates of use or licenses for the above-mentioned equipments.

Article 2 Quantity and Main Technical Parameters of the Equipments

Please refer to the Technical Appendix-Ⅱand Technical Appendix-Ⅲ of the EPC Contract.

Article 3 Sub-Contract Price

3.1 The Sub-Contract price hereof is RMB 85,000,000 (FOR EIGHTY FIVE MILLION YUAN ONLY).
3.2 The Sub-Contract price is a lump sum price, inclusive of equipment costs, packing charge, transportation expenses, VAT, etc.

Article 4 payment Terms

Please refer to the payment terms as stated in the EPC Contract.

Article 5 Delivery and Terms of Delivery

5.1 Schedule of Delivery: as specified in Technical Appendix- Ⅸ attached to the EPC Contract.
5.2 Place of Delivery: Project site.
5.3 Party B shall be responsible for transportation of the equipments from manufacturing plant to the Project site, and all expenses incurred and the insurance expenses hereof have been included in the Contract Price. Party B shall be liable to charge and discharge the equipments. Party B shall fulfill the duties as required except the responsibility for storage of the equipments which shall fall on Party A after the arrival of the equipments at the site.
5.4 The attached documentation such as packing list, drawings (as specified in Technical Appendixes attached), Manufacturer’s Certificate of Quality and Instruction Book shall be complete and normative. Party B shall provide all the completion materials in one month after it passed the Test on Completion.
5.5 Conditions of Delivery: considering the transportation condition, the equipments will be delivered in parts and Party B shall be responsible for the installation at the site and the expenses for installation works will be borne by Party B.

Article 6 Quality Standard, Test and Trial Operation

6.1 The quality standard and test of the equipments under the Sub-Contract shall be in conformity with relevant national standards in force and the Technical Appendix-VI attached to the EPC Contract.
6.2 Party B shall give notice to Party A as of requiring Party A to send relevant personnel for supervision in 5 days before the assembly integration of major components in the process of equipment manufacture.
6.3 Party B shall give notice to Party A for Party A’s participation in inspection 5 days before the combined trial operation of main equipments of steam turbine generator.

Article 7 Performance Test Run and Taking-Over Certificate

7.1 The performance test run shall be jointly carried out by Party A and Party B during the installation of the equipments under the Sub-Contract.
7.2 The performance test run of the equipments shall conform with relevant national standards and the guaranteed performance parameters provided by Technical Appendix-Ⅶ of the EPC Contract. The Taking-Over Certificate shall be issued to Party B in 7 days after the pass of the performance test run and shall be in six originals. Each Party shall hold three originals. Thus, the contract equipments are accepted.

7.3 The quality warranty period for the equipments under the Sub-Contract shall be twelve months from the date when the equipments start operation after taking over.
7.4 Party B shall assume the responsibility as an escort of the equipment system for three months after the system is put into production.

Article 8 Liability for Breach of Contract

As specified in the EPC Contract.

Article 9 Force Majeure

The relevant provisions of Contract Law of the People’s Republic of China shall apply in case of Force Majeure during the performance of the Sub-Contract.

Article 10 Settlement of Disputes

10.1 Any disputes arising from or in connection with this Sub-Contract shall be settled through friendly negotiation by the parties in a timely manner; if negotiation fails, the parties agree to summit the disputes to the court at the Project site.
10.2 During the settlement of dispute, other Articles in the Sub-Contract that may not be affected and shall be performed continuously.

Article 11 Taking effects and Miscellaneous

11.1 The Sub-Contract shall be effective upon signing by the authorized representatives designated by the parties and sealing by both parties.
11.2 Other matters not contained in the Sub-Contract shall be settled friendly by negotiation.
11.3 The Sub-Contract shall come into effect upon signing and sealing by the parties and is to be terminated after both parties fulfill their responsibilities as provided in the Sub-Contract. The Sub-Contract shall be in two originals, respectively held by each party; in eight copies and each party shall hold four copies.

Henan Shuncheng Group 160t/h CDQ Project

Sub-Contract C: Erection and Construction

Contract No. SC 20090628 (Party A)
Contract No. WZ0904 (Party B)
Party A: Henan Shuncheng Group Coal Coke Co., Ltd.
Party B: Ji Gang Group International Engineering Company Limited

Date: June 2009

(Signatures by hand)

Part One Agreement

Party A (Full Name): Henan Shuncheng Group Coal Coke Co., Ltd.

Party B (Full Name): Ji Gang Group International Engineering Company Limited

According to the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China, and other relevant laws and regulations, following the principles of equality, free will, fairness and good faith, and based on the EPC Contract (“Primary Contract”), the two Parties hereby reach and enter into this Contract in respect to the installation and construction engineering of this Project herein.

1.	General Situation of the Project

Project Name: Henan Shuncheng Group 160t/h CDQ Project

Place of the Project: Anyang City of Henan Province

Work Content of the Project: Installation and Construction of Henan Shuncheng Group 160t/h CDQ Project

2.	Work Scope of the Installation and Construction Project

Work Work scope: The installation, construction and maintenance of Henan Shuncheng Group 160t/h CDQ Project, which including the construction, installation, debugging, cooling-load commissioning, thermal-load commissioning and maintenance within the scope of EPC project and including assisting in the trial operation and meeting the required standard (the details of the work scope are as prescribed in Annex- “Technical Specification” of the Primary Contract of this Project).

3.	Construction Period

Construction Date: 14 months

Commencement Date: from the Engineer issues the commencement order

Completion Date: 14 months after signing this Contract

4.	Quality Standard

Quality Standard for the Project: Up to Required Standard

5.	Contract Price

5.1	The Contract Price for this Installation and Construction Contract is 57 million RMB (Amount in Words: Fifty Seven Million Only Yuan).

5.2	Party B’s Expenses shall be paid in accordance with the provisions of the EPC Contract.

6.	Integral Documents of the Contract

The following documents shall be the integral parts of this Contract:

6.1	The written agreement of this Contract
6.2	The General Terms and Conditions of this Contract
6.3	The Special Terms and Conditions of this Contract
6.4	Standard, Specification and Relevant Technical Document
6.5	Drawings

7.	Relevant terms or terminologies in this Agreement shall have the same meanings as those defined in Part Two-General Terms and Conditions of this Contract.

8.
Party B covenants to Party A that the construction and completion of the works shall be conducted strictly according to the Provisions of this Contract and that Party B shall assume the quality warranty liabilities for the Project within the quality warranty period.

9.	Party A covenants to Party B that Party A shall pay the Contract Price as well as other payables according to the time schedule and the method as prescribed in this Contract.

Part Two General Terms and Conditions

Section One Definitions and Contract Documents

1.	Definitions

Unless otherwise specifically defined in the Special Terms and Conditions, the following terms shall have the following meanings as defined below:

1.1
General Terms and Conditions: shall mean the terms and conditions which shall be generally applied to the construction of the Project and which are concluded in accordance with the laws, regulations and the requirements of the construction of the works.

1.2
Special Terms and Conditions: shall mean the terms and conditions reached and concluded by Party A and Party B through negotiations by taking into account the actual project and based on the laws and regulations, which are the further elaborations or supplements or modifications to the General Terms and Conditions.

1.3
Party A: shall mean the Party who has the qualification to be the employer of the Project and who has the capability to pay the project price and its legal successor who is qualified to be such Party of this Contract.

1.4
Party B: shall mean the Party who has the qualification to be the contractor of the construction works and who is admitted by Party A as prescribed in the Agreement as well as its legal successor who is qualified to be such Party of this Contract.

1.5	Project Manager: shall mean the representative designated by Party B in the Special Terms and Conditions to be responsible for the construction management and the performance of this Contract.

1.6	Designer: shall mean the entity engaged by Party A to be responsible for the design of this Project and who has already obtained the corresponding engineering-design graded qualification certificate.

1.7
Supervisor: shall mean the entity engaged by Party A to be responsible for the supervision of this Project and who has already obtained the corresponding engineering-supervision rating qualification certificate.

1.8
Engineer: shall mean the chief supervision engineer appointed by the Supervisor of this Project or the representative designated by Party A to perform this Contract, whose identity and powers & duties are further elaborated and provided in the Special Terms and Conditions by Party A and Party B.

1.9
Construction-cost Administrative Department: shall mean relevant department of the state council, the construction administrative department of the people’s government at or above the county-level or their entrusted construction-cost administrative institutes.

1.10	Project: shall mean the project within the Work Scope as agreed in the Agreement by Party A and Party B.

1.11
Contract Price: shall mean the price agreed by Party A and Party B in the Agreement as the consideration to Party B’s completion of all the works within the Work scope and Party B’s assumption of the quality warranty liabilities in accordance with the provisions of this Contract.

1.12
Additional Contract Price: shall mean the additional contract price figured out according to the calculation formula of the Contract Price, which is confirmed by Party A under the situation that requires increasing the contract price during the performance of the Contract.

1.13	Expenses: shall mean the expenditures which are not covered by the Contract Price and which shall be borne by Party A or Party B.

1.14	Construction Period: shall mean the total calendar days (including the official holidays) of the contracting period as agreed in the Agreement by Party A and Party B.

1.15	Commencement Date: shall mean the absolute or relative date when Party B commences the construction, as agreed in the Agreement by Party A and Party B.

1.16	Completion Date: shall mean the absolute or relative date when Party B completes the works within the Work scope, as agreed in the Agreement by Party A and Party B.

1.17	Drawings: shall mean all the Drawings (including the supporting instructions and relevant documents) which meet Party B’s construction demand, provided by Party A or Party B and approved by Party A.

1.18	Construction Site: shall mean the site provided by Party A for construction and any other sites specifically designated by Party A for construction in the Drawings.

1.19
Written Form or in Writing: shall mean the written contract, letter, data message (including telegram, telex, fax, electronic data interchange and e-mail) and other similar forms which can display its content tangibly.

1.20
Liability for Breach of Contract: shall mean the liabilities which shall be assumed by the Party who fails to perform its obligations under the Contract, or whose performance fails to satisfy the requirements of the Contract

1.21
Claim: shall mean the claim for economic compensation and/or extension of the Construction Period against the counter Party in respect to the actual losses arising from the performance of the Contract which are not caused by self fault but under which the counter party shall be held liable for.

1.22	Force Majeure: shall mean any objective circumstances which are unforeseeable, unavoidable and insurmountable.

1.23
Hour or Day: For the time calculated based on hours in this Contract, the time shall be calculated starting from the effective commencement of the event (without deducting the break time).  For the time calculated based on days in this Contract, the day of the commencement shall not be counted, the time shall be calculated starting from the next day.  If the last day of the time period falls into the rest days or other official holidays, the next day following the rest days or holidays shall be the last day of the time period, however except for the Completion Date.  The deadline of the last day shall be 24:00 of that day.

2.	Contract Documents of this Contract and the Interpretation Order

2.1
The contract documents of this Contract shall be interpreted and explained mutually.  Unless otherwise specifically agreed in the Special Terms and Conditions, the integral documents of this Contract are listed as follows and the interpretations shall be conducted according to the following orders of the documents below:

(1)	The Agreement of this Contract;
(2)	Notification of Award
(3)	Tender Book and its Annexes
(4)	The Special Terms and Conditions of this Contract
(5)	The General Terms and Conditions of this Contract
(6)	Standard, Specification and Relevant Technical Documents
(7)	Drawings
(8)	Bill of Quantities
(9)	Quotation of Bill of Quantities or Budget Document

The consultations, modifications or other written agreements or documents concluded during the performance of the Contract by Party A and Party B in respect to the Project shall be deemed as the integral parts of this Contract.

2.2
If the meanings of the terms and conditions in the Contract Documents are ambiguous or inconsistent, without prejudice to the normal progress of the Project, Party A and Party B shall settle it through negotiations.  The two Parties may also require the Engineer who is responsible for the supervision to make relevant interpretations.  If the two Parties fails to settle it through negotiations or disagree to let the Engineer who is responsible for the supervision to make the interpretations, such issue shall be handled and settled according to Article 37 of the General Terms and Conditions.

3.	Language and Applicable Laws, Standard and Specification

3.1	Language

The Contract Documents are written, interpreted and explained in Chinese.  If two or more than two languages are required to use by the Special Terms and Conditions, the Chinese shall prevail in respect to the interpretation and explanation of this Contract.

3.2	Applicable Laws and Regulations

National laws and regulations shall be applied to the Contract Documents.  Other laws and regulations required for explicit indication shall be agreed by the two Parties in the Special Terms and Conditions of this Contract.

3.3	Applicable Standard and Specification

The two Parties shall specify the names of the applicable national standards and specifications in the Special Terms and Conditions; if there are no national standards and specifications but there are industrial standards and specifications, the names of the applicable industrial standards and specifications shall be specified; if there are no national standards and specifications as well as also the industrial standards and specifications, the names of the applicable standards and specifications in the local place where the Project is located shall be specified.  Party A shall provide the agreed standards and specifications in duplicate to Party B according to the time schedule as agreed in the Special Terms and Conditions thereof.

If there are no corresponding standards and specification inside China, Party A shall provide the construction technical requirements to Party B according to the time schedule as agreed in the Special Terms and Conditions, and Party B shall bring forward the construction technology according to the agreed time schedule and requirements which can be implemented after being approved by Party A.  If Party A requires using the overseas standards and specifications, Party A shall be responsible to provide Chinese translation versions.

Party A shall bear the Expenses in respect to the purchase, the translation of the standards and specification and the formulation of the construction technology arising from this Article.

4.	Drawings

4.1
Party B shall provide the Drawings to Party A according to the date and number of sets as agreed in the Special Terms and Conditions.  If Party A requires increasing the number of sets of the Drawings, Party B shall reproduce the Drawings for Party A and relevant copy Expenses shall be borne by Party A.  If Party B has any confidentiality requirement on the Project, Party B shall raise such confidentiality requirement in the Special Terms and Conditions and Party A shall perform the confidentiality obligations within the agreed effective term of the confidentiality.

4.2	Without Party B’s permission, Party A shall not transfer the Drawings of this Project to any third party.

4.3	Party B shall retain a complete set of the Drawings on the Construction Site for the Engineer and other relevant staff to use when conducting the project inspection.

Section Two General Rights and Obligations of the Two Parties

5.	Engineer

5.1
To carry out the supervision on the Project, Party A shall notify Party B in Written Form of the name of the supervisor who it engages, the supervision scope and supervision authority before implementing the supervision.

5.2
The chief supervision engineer appointed by the Supervisor is named as “the Engineer” under this Contract, whose name, duties and authorities shall be specified in the Special Terms and Conditions by Party A and Party B.  The Engineer shall exercise its authorities according to the provisions of the Contract, if Party A requires that the Engineer shall obtain Party A’s approval before it exercises certain authorities, the Engineer shall report to Party A for approval in such situations.

5.3
The representative dispatched by Party A to perform the Contract on the Construction Site is also named as “the Engineer”, whose name, duties and authorities shall be specified in the Special Terms and Conditions by Party A, however, whose authorities shall not be crossed or overlapped with authorities of the chief supervision engineer appointed by the Supervisor.  If the authorities of the Engineers from the two Parties overlap or ambiguous, Party A shall make clarifications on it and notify Party B in Written Form.

5.4
If there is any event which will affect the rights or obligations of Party A and Party B arising from the performance of the Contract, the Engineer responsible for the supervision shall handle it objectively and fairly within its authorities according to the Contract.  If any Party has any objection to the Engineer’s disposal, such issue shall be settled according to Article 37 of the General Terms and Conditions.

5.5
Unless otherwise explicitly agreed in the Contract or agreed by Party A, the Engineer responsible for the supervision has no right to terminate any rights or obligations of Party B under this Contract.

5.6
If not to carry out the supervision on the Project, the Engineer under this Contract shall refer in particular to the representative dispatched by Party A to perform the Contract on the Construction Site, whose specific authorities shall be specified in the Special Terms and Conditions by Party A.

6.	Engineer’s Appointment and Order

6.1
The Engineer may appoint its representative to exercise its authorities under the Contract on its behalf, and may dismiss its representative as it deems necessary.  The appointment and dismissal shall be notified to Party B by a 7-day prior notice in Written Form, and the Engineer responsible for the supervision shall also notify Party A such appointment and dismissal.  The appointment and dismissal notices shall be the annex of this Contract.

The letters issued by the representative of the Engineer to Party B in any Written Form and within the Engineer’s authorization shall have the same legal effect with the letters issued by the Engineer.  If Party B has any doubt on the letters issued by the representative of the Engineer in any Written Form, Party B may submit such letters to the Engineer for its confirmation.  If there is any error in the orders issued by the representative of the Engineer, the Engineer shall correct it.

Except the Engineer or the representative of the Engineer, other staff dispatched by Party A to the Construction Site shall have no right to issue any orders to Party B.

6.2
The Engineer’s orders or notices shall be delivered to the Project Manager in Written Form after being signed by the Engineer, and shall come into effect after the Project Manager signs its name and marks the time of receipt on the return receipt.  Party A may issue an oral order and make a written confirmation within 48 hours where it is necessary to do so, and Party B shall implement such Engineer’s order.  If the Engineer is unable to make a timely written confirmation, Party B shall ask for the written confirmation within 7 days after the Engineer issued the oral orders.  If the Engineer fails to give any response within 48 hours upon Party B’s request for written confirmation, such oral orders shall be deemed to be confirmed.

If Party B regards the Engineer’s order is unreasonable, it shall provide to the Engineer a written report on modifying the orders within 24 hours upon receiving such orders, the Engineer shall decides to modify the orders or to continue to implement the original orders within 24 hours upon receiving Party B’s written report and shall notify Party B in Written Form of its decisions.  If the Engineer requires Party B to immediately implement the orders under certain emergencies, or if the Engineer still decides to implement the orders notwithstanding any doubts raised by Party B, Party B shall implement such orders.  Party A shall bear the Additional Contract Price and any losses incurred to Party B arising out of the incorrect orders and the delayed Construction Period shall be extended accordingly.

This Article shall be also applied to the orders and notices issued by the representative of the Engineer.

6.3
The Engineer shall provide Party B the required orders and approvals timely according to the provisions of the Contract and perform other obligations as agreed by the two Parties.  If the Construction Period is delayed caused by the Engineer’s failure to perform its obligations according to the Contract, Party A shall bear the Additional Contract Price caused by such delay, compensate for Party B’s relevant losses, and shall extend the delayed Construction Period.

6.4
If requiring replacing the Engineer, Party A shall notify Party B in Written Form by a 7-day prior notice, the successor shall continue to exercise the authorities of the predecessor and shall continue to perform the obligations of the predecessor as provided in the Contract Documents.

7.	Project Manager

7.1	The name and positions of the Project Manager shall be specified in the Special Terms and Conditions.

7.2
In respect to the notice issued by Party B according to the Contract, it shall be delivered to the Engineer in Written Form after being signed by the Project Manager and it shall become effective after the Engineer signs its name and marks the time of receipt on the return receipt thereof.

7.3
The Project Manager shall organize the construction according to the construction management plan (construction plan) according to the construction recognized by Party A and the Engineer shall organize the construction according to the orders issued by the Engineering based on the Contract.  Under any emergencies under which the Engineer is not reachable, the Project Manager shall take the emergency measures for ensuring the human life and the security of the Project and the property, and shall deliver a report to the Engineer within 48 hours after taking such measures.  If Party A or any third party shall be held liable in such situation, Party A shall bear the Additional Contract Price arising therefrom and extend the Construction Period accordingly; however, if Party B shall be held liable, Party B shall bear relevant Expenses and the Construction Period can not extended.

7.4
If Party B requires replacing the Project Manager, it shall notify Party A in Written Form at least by a 7-day prior notice and shall obtain Party A’s approval.  The successor shall continue to exercise the authorities of the predecessor and shall continue to perform the obligations of the predecessor as provided in the Contract Documents.

7.5	Party A may negotiate with Party B to suggest replacing the incompetent Project Manager that Party A regards.

8.	Party A’s Work

8.1	Party A shall complete the following work according to the provisions and time schedule as specified in the Special Terms and Conditions:

(1)
The work of land expropriation, compensation for demolition, leveling the Construction Site, etc., to procure the Construction Site bear the conditions for the construction and continue to settle the left-over problems on the aforementioned work after the construction commences;

(2)
connect the water, electricity, telecommunication line outside of the Construction Site to the place agreed in the Special Terms and Conditions, to meet the requirements during the Construction Period;

(3)
To open the passage connecting the Construction Site and the public urban and rural roads, and the main passages within the Construction Site as agreed in the Special Terms and Conditions, to meet the requirements of construction transportation and to ensure the smooth passages during the Construction Period.

(4)	To provide the materials related to the underground utilities of the Construction Site to Party B and responsible for the authenticity and accuracy of such materials;

(5)
To handle the construction permit and other certificates and approvals required for the construction, and handling the formalities of application and approval for the temporary site, water supply cut-off, power cut, interruption of traffic, blasting operation, etc.(excluding Party B’s qualification certificates);

(6)	To determine the bench mark and the coordinate control point and submit them to Party B in Written Form, to conduct the on-site delivery and check;

(7)	To organize Party B and the Designer to conduct a join checkup on the Drawings and a clarification on the design;

(8)
To coordinate to protect the underground utilities surround the Construction Site, as well as the adjacent buildings, structures (including the architectural conservation) and the ancient and famous trees, and bear relevant Expenses;

(9)	Other work which Party A shall fulfill and shall be specified in the Special Terms and Conditions by the two parties.

8.2	Party A may trust part of work listed in Article 8.1 to Party B, which shall be specified in the Special Terms and Conditions; and relevant Expenses shall be borne by Party A.

8.3
If Party A fails to perform any obligations under Article 8.1 which results in delay of the Construction Period or causes any losses incurred to Party B, Party A shall compensate relevant losses suffered by Party B and shall extend the delayed Construction Period.

9.	Party B’s Work

9.1	Party B shall complete the following work according to the provisions and time schedule as specified in the Special Terms and Conditions:

(1)
As entrusted by Party A, to complete the construction drawing design or auxiliary project design within its design qualification rating and business scope, to implement such designs after being confirmed by the Engineer, Party A shall bear relevant Expenses arising from;

(2)	To provide the Engineer the annual, quarterly and monthly project schedule and the corresponding progress statistical reports;

(3)	As required by the project, provide and maintain the non-night-construction illumination and fencing, and to be responsible for the security and safeguards;

(4)
Abide by the administrative regulations on Construction Site traffic, construction noises, environmental protection and safety production issued by the competent authorities, to handle relevant formalities as required, and to inform Party A in Written Form;  Party A shall bear relevant Expenses arising therefrom, except the fines which Party B shall be liable for;

(5)
Before the completed Project is delivered to Party A, Party B shall be responsible to protect the completed construction works according to the provisions of the Special Terms and Conditions and Party B shall repair and restore the impaired parts within the protection duration at its own cost; if Party A requires Party B to take special measures to protect part of the works, such requirement and the corresponding Additional Contract Price shall be specified in the Special Terms and Conditions by the two Parties;

(6)
To protect underground utilities surround the Construction Site, as well as the adjacent buildings, structures (including the architectural conservation) and the ancient and famous trees according to the provisions of the Special Terms and Conditions;

(7)
To ensure the sanitation status of the Construction Site conforms to relevant environmental and sanitation administrative regulations, to clean the Construction Site to meet the requirements as specified in the Special Terms and Conditions before the work delivery, to bear relevant losses and fines caused by its violations of relevant regulations and rules;

(8)	Other work which Party B shall fulfill and shall be specified in the Special Terms and Conditions by the two Parties.

9.2	If Party B fails to perform any obligations under Article 9.1 which causes any losses incurred to Party A, Party B shall compensate relevant losses suffered by Party A.

Section Three Construction Management Plan and Construction Period

10.	Construction Schedule

10.1
Party B provide the construction management plan and the construction schedule to the Engineer according to the time schedule as specified in the Special Terms and Conditions; the Engineer shall give confirmation or raise any modifications according to the time schedule as specified in the Special Terms and Conditions, if no confirmation or written comment is provided within the time limit, it shall been deemed as “agreed”.

10.2
If the single project among the group projects shall be constructed by stages, single project construction schedule shall be formulated which shall be specified in the Special Terms and Conditions by the two Parties.

10.3
Party B must organize the construction according to the construction schedule which is confirmed by the Engineer and must accept the Engineer’s check and supervision on the construction progress.  If the actual construction progress does not comply with the confirmed construction schedule, Party B shall bring forward the improvement measures according to the Engineer’s requirement and shall implement such measures after being confirmed by the Engineer.  If the actual progress’s incompliance with the construction schedule is caused by Party B’s reason, Party B has no right to require Additional Contract Price in respect to the improvement measures.

11.	Construction Commencement and Delay of the Construction Commencement

11.1
Party B shall commence the construction on the Commence Date as agreed in the Agreement.  If Party B fails to commence the construction timely, it shall apply with the Engineer for postponing the construction commencement in Written Form no less than 7 days prior to the agreed Commencement Date as agreed in the Agreement, by providing relevant reasons and detailed requirements.  The Engineer shall response to Party B in Written Form within 48 hours after receiving such application for postponement.  If the Engineer fails to give any response within 48 hours after receiving such application for postponement, it shall be deemed that the Engineer consented to Party B’s requirement, and the Construction Period shall be extended accordingly.  If the Engineer dissents to the requirement for postponement or if Party B fails to raise its requirement on postponement within the scheduled time, the Construction Period shall not be extended.

11.2
If the construction can not be commenced according to the Commencement Date as agreed in the Agreement which is due to Party A’s reason, the Engineer shall notify Party B in Written Form, to delay the Commencement Date.  Party A shall compensate any losses incurred to Party B arising from the delay of construction and the Construction Period shall be extended accordingly.

12.	Suspension of the Construction

If the Engineer regards it is necessary to suspend the Construction, it shall require Party B to suspend the construction in Written Form and it shall provide a written approach within 48 hours after raising such requirement.  Party B shall stop the construction as required by the Engineer and well protect the completed works.  After Party B implements the approaches provided by the Engineer, it may apply for resuming the work in Written Form and the Engineer shall give a response within 48 hours.  If the Engineer fails to provide the written approach within the scheduled time or fails to give a response within 48 hours after receiving Party B’s application for resumption of work, Party B may resume the work at its own discretion.  If the construction suspension is caused by Party A’s reason, Party A shall bear the Additional Contract Price and compensate any losses incurred to Party B arising therefrom and the delayed Construction Period shall be extended accordingly; if the construction suspension is caused by Party B’s reason, Party B shall bear relevant Expenses and the Construction Period shall not be extended.

13.	Delay of Construction Period

13.1	The Construction Period shall be extended accordingly subject to the Engineer’s confirmation, provided that the Construction Period is delayed due to the following reasons:

(1)	Party A fails to provide the conditions for the commencement of the construction according to the provisions of the Special Terms and Conditions;

(2)	Party A fails to pay the prepayment and progress payment of the Project according to the agreed time schedule, which causes the construction can not be normally conducted;

(3)	The Engineer fails to provide the required orders, approvals as agreed in the Contract, which causes the construction can not be normally conducted;

(4)	The design changes and the quantity of works increases;

(5)	The suspension of construction takes more than 8 hours accumulatively within 1 week which is caused by the supplies cut-off of water, power and gas not due to Party B’s reason;

(6)	Forece Majeure;

(7)	Under other circumstances that the Construction Period is extended as specified in the Special Terms and Conditions or agreed by the Engineer.

13.2
Party B shall report to the Engineer in respect to the delayed Construction Period in Written Form within 14 days after the events listed in Article 13.1 happen.  Party A shall give confirmation within 14 days after receiving such report, if no confirmation or modification is brought forward within the time limit, it shall be deemed that the Construction Period is agreed to be extended.

14.	Completion of Project

14.1	Party B shall complete the Project in compliance with the Completion Date as agreed in the Agreement or in compliance with the extended construction schedule agreed by the Engineer.

14.2
If the construction cannot be completed in compliance with the Completion Date as agreed in the Agreement or in compliance with the extended construction schedule agreed by the Engineer, which is caused by Party B’s reason, Party B shall be liable for breach of contract.

14.3
During the construction, if Party A requires early completing the construction, the two Parties shall enter into an early construction completion agreement after mutual consultations, which shall be an integral part of the Contract Documents. The early construction completion agreement shall specify the measures adopted by Party B to ensure the quality and safety of the Project, the conditions provided by Party A for the early completion and the Additional Contract Price required for such early completion, etc.

Section Four Quality and Inspection

15.	Quality of the Project

15.1
The quality of the Project shall reach the quality standard as agreed in the Agreement and the evaluation of the quality standard shall be based on the national or industrial evaluation standard of the quality inspection.  If the quality of the Project can not reach the agreed quality standard which is caused by Party B’s reason, Party B shall be liable for breach of contract.

15.2
If the two Parties have any dispute over the quality of the Project, such dispute shall be identified by the engineering quality test institute agreed by the two Parties, and relevant Expenses and the losses incurred therefrom shall be borne by the responsible Party.  If two Parties are both liable in the said situation, the two Parties shall share the liabilities based on their respective liability

16.	Check and Rework

16.1
Party B shall conduct the construction strictly according to the requirements of the standard, specification and design Drawings as well as the orders issued by the Engineer in accordance with the Contract, shall accept the Engineer’s check and inspection from time to time, and shall provide conveniences for such check and inspection.

16.2
If the quality of the Project can not reach the agreed standard, once discovered by the Engineer, the Engineer shall require Party B to demolish and reconstruct, and Party B shall conduct the demolishment and reconstruction according to the Engineer’s requirement until the quality reaches the agreed standard.  If the substandard is caused by Party B’s reason, Party B shall bear the Expenses of the demolishment and reconstruction and the Construction Period can not extended.

16.3
The Engineer’s check and inspection shall not affect the normal construction.  If it affects the normal construction and the result of the check and inspection is unqualified, the Expenses arising from the impact on the normal construction shall be borne by Party B.  Otherwise, the Additional Contract Price arising from impact on the normal construction shall be borne by Party A and the Construction Period shall be extended accordingly.

16.4	Party A shall bear the Additional Contract Price arising from the incorrect orders issued by the Engineer or the reasons other than Party B’s.

17.	Concealed Work and Intermediate Acceptance

17.1
When the Project bear the concealed conditions or reach the stage of intermediate acceptance as specified in the Special Terms and Conditions, Party B shall conduct self-inspection and shall notify the Engineer to inspect and accept in Written Form 48 hours prior to the concealment or the intermediate acceptance.  The notification shall include the content, and the inspection time and place of the concealment and the intermediate acceptance.  Party B prepare the inspection and acceptance records.  If it’s accepted, the Engineer shall sign on the inspection and acceptance records, and then Party B may conduct the concealment and continue to construct.  If it’s not accepted, Party B shall correct it within the time period determined by the Engineer and then conduct the re-inspection.

17.2
If the Engineer fails to conduct the inspection and acceptance timely, it shall raise a delay requirement to Party B in Written Form 24 hours prior to the inspection and acceptance, and such delay shall not exceed 48 hours.  If the Engineer fails to raise the delay requirement within the aforementioned time limit and fails to conduct the inspection and acceptance, Party B may organize its own inspection and acceptance and the Engineer shall recognize such inspection and acceptance records.

17.3
Upon the Engineer’s inspection, if the quality of the Project conforms to the requirements of the standard, specification and design Drawings, however, the Engineer does not sign on the inspection and acceptance records within 24 hours after it is accepted, it shall be deemed that the Engineer has already recognized the inspection and acceptance records and Party B may conduct the concealment or continue to construct.

18.	Re-inspection

No matter whether the Engineer conducts the inspection and acceptance or not, when the Engineer requires re-inspecting the concealed work, Party B shall strip or punch holes according to the requirements, and shall recover or restore it after the re-inspection.  If it is accepted, Party A shall bear all the Additional Contract Price arising therefrom, compensate Party B’s losses and extend the Construction Period accordingly.  If it is not accepted, Party B shall bear all the Expenses arising therefrom and the Construction Period can not be extended.

19.	Project Commissioning

19.1	If the two Parties require the commissioning, the commissioning items shall be consistent with Party B’s installation scope.

19.2
If the equipment installation project bear the single-machine and no-load commissioning conditions, Party B shall organize the commissioning and shall notify the Engineer 48 hours prior to the commissioning in Written Form.  The notification shall include the items, time and place of the commissioning.  Party B shall prepare the commissioning records, and Party A shall provide necessary conditions for the commissioning according to Party B’s requirement.  If the commissioning is qualified, the Engineer shall sign on the commissioning records.

19.3
If the Engineer fails to take part in the commissioning, it shall raise a delay requirement to Party B 24 hours prior to the commissioning in Written Form; if the Engineer does not take part in the commissioning, it shall recognize the commissioning records.

19.4
If the equipment installation project bear the no-load and linkage commissioning conditions, Party A shall organize the commissioning and shall notify Party B 48 hours prior to the commissioning in Written Form.  The notification shall include the contents, time and place of the commissioning as well as the requirements to Party B, and Party B shall be well prepared according to the requirements.  If the commissioning is qualified, the two Parties shall sign on the commissioning records.

19.5	The two Parties’ Responsibilities

(1)
If the commissioning cannot reach the acceptance requirement which is due to the design reason, Party A shall require the Designer to modify the design, and Party B shall re-install according to the modified design.  Party B shall bear all the Expenses arising from the design modification, demolishment and re-installation, and the Construction Period cannot be extended.

(2)
If the commissioning cannot reach the acceptance requirement which is due to the equipment manufacturing, the equipment purchaser shall be responsible for the re-purchase or the repair, and Party B shall be responsible for the demolishment and re-installation.  If such equipment is purchased by Party B, Party B shall bear the Expenses arising from the repair or re-purchase, demolishment and re-installation, and the Construction Period cannot be extended.  If such equipment is purchased by Party A, Party A shall bear the Additional Contract Price for the foregoing items and the Construction Period shall be extended accordingly.

(3)
If the commissioning cannot reach the acceptance requirement which is due to the Party B’s construction, Party B shall conduction the re-installation and re-commissioning according to the Engineer’s requirements, shall bear the Expenses arising from the re-installation and re-commissioning, and the Construction Period cannot be extended.

(4)	Except what is already covered by the Contract Price or unless otherwise agreed in the Special Terms and Conditions, the commissioning Expenses shall be borne by Party A.

(5)
If the Engineer fails to sign on the commissioning records after the commissioning is qualified and  24 hours elapse after completing the commissioning, it shall be deemed that the Engineer has already recognized the commissioning records, and Party B may continue to construct or handle the completion formalities.

19.6
The commissioning with feeds shall be conducted by Party A after the Project is completed and accepted, if Party A requires to conduct it before the Project is completed and accepted or if Party A requires Party B’s assistance, it shall obtain Party B’s consent and sign a supplementary agreement separately.

Section Five Safety in Construction

20.	Safety in Construction and Check

20.1
Party B shall abide by relevant administrative regulations on safety in production of construction engineering, strictly organize the construction according to the safety standards, accept the law-based supervision and check from the industrial safety inspector, adopt necessary safety precaution measures and eliminate the accident threats.  Party B shall be liable for the accidents resulting from Party B’s inadequate safety precaution measures and shall bear the Expenses arising therefrom.

20.2
Party B shall conduct a safety education to its working staff on the Construction Site and shall be responsible for the safety of such working staff.  Party A shall not require Party B to conduct the construction against the safety management rules.  Party A shall be liable for the accidents caused by Party A’s reason and shall bear the Expenses arising therefrom.

21.	Safety Precaution

21.1
If Party B conducts the construction to the power equipment, electric transmission line, underground utilities, or in the air-tight and shock-resistance workshop, flammable and combustible place, and the place adjacent to the frontage vital communication line, it shall bring forward the safety precaution measures to the Engineer, which can be implemented after being recognized by the Engineer, and relevant safety precaution Expenses shall be borne by Party A.

21.2
When conducting the blasting operation, the construction in the radiant and poisonous environment (including storage, transportation and usage), as well as using the poisonous and caustic instruments to construct, Party B shall notify the Engineer 14 days prior to the construction in Written Form and put forward corresponding safety precaution measures, which can be implemented after being recognized by the Engineer, and relevant safety precaution Expenses shall be borne by Party A.

22.	Accident Management

22.1
If serious casualties and other safety accidents happen, Party B shall immediately report to the competent departments according to relevant rules and notify the Engineer, in the mean time, Party B shall deal with the accident according to the requirements of the competent governmental authorities, and the responsible party for the accident shall bear the Expenses arising therefrom.

22.2	If Party A and Party B have any dispute over the responsibility for accident, it shall be dealt with according to the competent governmental authorities’ determination.

Section Six Contract Price and Payment

23.	Contract Price and Adjustment

23.1
The Contract Price of the bidding project shall be specified in the Agreement by Party A and Party B based on the tender price in the notification of award.  The Contract Price of the non-bidding project shall be specified in the Agreement by Party A and Party B based on the project budget statement.

23.2
After the Contract Price is agreed in the Agreement, any Party shall not modify it discretionally. The two Parties may adopt one of the following there methods in the Special Terms and Conditions to determine the Contract Price:

(1)
Fixed-price Contract: in the Special Terms and Conditions, the two Parties shall specify the calculation method of the Contract Price taking into consideration of the risk scope and risk Expenses, and the Contract Price shall not be adjusted within the agreed risk scope.  The adjustment method of the Contract Price beyond the agreed risk scope shall be specified in the Special Terms and Conditions.

(2)
Adjustable-price Contract: the Contract Price may be adjusted according to the two Parties’ agreement and the two Parties shall specify the adjustment method of the Contract Price in the Special Terms and Conditions.

(3)
Cost-plus- commission Contract: The Contract Price is composed of the cost and the commission, and the two Parties shall specify the cost structure and the calculation method of commission in the Special Terms and Conditions.

23.3	The adjustment factors affecting the Contract Price under the Adjustable-price Contract shall include:

(1)	The change of the laws, regulations and relevant national policies which will affect the Contract Price;

(2)	The price adjustment published by the Construction-cost Administrative Department;

(3)	The suspension of construction takes more than 8 hours accumulatively within 1 week which is caused by the supplies cut-off of water, power and gas not due to Party B’s reason;

(4)	Other factors agreed by the two Parties.

23.4
Party B shall notify the adjustment reason and amount to the Engineer in Written Form within 14 days after the events listed in Article 23.3 happen, and the adjusted amount after being confirmed by the Engineer shall be the Additional Contract Price after being confirmed by the Engineer which shall be paid together with project price.  If the Engineer fails to make any confirmation or provide modification comments within 14 days after receiving Party B’s notice, it shall been deemed that such adjustment has been approved.

24.	Project Prepayment

If implement the project prepayment, the two Parties shall specify in the Special Terms and Conditions the payment schedule and amount of the project price that Party A shall prepay to Party B, and such prepayment shall be deducted according to the agreed time schedule and proportion after the commencement of the construction.  The prepayment time shall not be later than 7 days prior to the agreed Commencement Date.  If Party A fails to prepay the payment according to the agreement, Party B shall notify Party A to prepay 7 days after the agreed prepayment deadline; if Party A fails to prepay timely as required after receiving the notice, Party B may suspend the construction 7 days after issuing the notice, and Party A shall pay to Party B the loan interest on the payables as of the due payment date and shall be liable for breach of contract.

25.	Confirmation to Quantity of Works

25.1
Party B shall submit a report on the completed quantities of works to the Engineer according to the time schedule as specified in the Special Terms and Conditions.  The Engineer shall verify the completed quantities (hereinafter referred as “Quantity Verification”) of works according to the design Drawings within 7 days after receiving such report and shall notify Party B 24 hours prior to the Quantity Verification, Party B shall provide conveniences for the Quantity Verification and dispatch staff to take part in.  If Party B does not take part in the Quantity Verification after receiving the notice, the result of the Quantity Verification shall be effective, which shall serve as the basis for the payment of the project price.

25.2
If the Engineer fails to conduct the Quantity Verification within 7 days after receiving Party B’s report, the quantity of works listed in Party B’s report shall be deemed as “confirmed” from the 8th day which serve as the basis for the payment of the project price.  If the Engineer fails to notify Party B according to the agreed time schedule which results in Party B’s failure in taking part in the Quantity Verification, the result of the Quantity Verification shall be invalid.

25.3	The Engineer shall not conduct the Quantity Verification on Party B’s quantities of rework beyond the scope of the design Drawings or due to Party B’s reason.

26.	Payment of the Project Price (Progress Payment)

26.1	Party A shall pay the project price (progress payment) to Party B within 14 days after the result of the Quantity Verification is confirmed.

26.2
The adjusted Contract Price in Article 23, the contract price for project modification and adjustment in Article 31 of the General Terms and Conditions, as well as the Additional Contract Price in other provisions shall be paid together with the payment of the project price (progress payment).

26.3
If Party A fails to pay the project price (progress payment) before the agreed payment deadline, Party B may notify Party A to make the payment; if Party A still fails to make the payment as required after receiving Party B’s notice, it may negotiate with Party B to enter into a deferred payment agreement.  Upon agreed by Party B, the payment may be deferred.  The agreement shall specify the time schedule of the deferred payment and the loan interest rate accrued on the payables as of the 15th day after the result of the Quantity Verification is confirmed.

26.4
If Party A fails to pay the project price (progress payment) according to the Contract and the two Parties fail to reach any deferred payment agreement which cause the construction cannot be conducted, Party B may suspend the construction and Party A shall be liable for the breach of contract.

Section Seven Supply of Materials and Equipment

27.	The Materials and Equipment Supplied by Party A

27.1
If the materials and equipment is supplied by Party A, the Parties shall agree on a List of Materials and Equipment Supplied by Party A (as Annex 2) attached to this Contract.  Such List shall specify the name, specification, type, quantity, unit price and quality rating, as well as the time and place of the supply.

27.2
Party A shall provide the conformity certifications of the products according to the provisions agreed in such list and shall be responsible for the quality thereof.  Party A shall notify Party B 24 hours prior to the supply of the materials and equipment in Written Form and Party B shall dispatch staff to check jointly with Party A.

27.3
After Party B’s check, Party B shall well keep the materials and equipment supplied by Party A, and Party A shall pay relevant keeping Expenses.  If any loss or damage happens due to Party B’s reason, Party B shall be liable for such compensation.

27.4
If the actual materials and equipment supplied by Party A do not conform to the list, Party A shall assume relevant liabilities, which shall be elaborated in the Special Terms and Conditions according to the following situations:

(1)	If the unit price of the materials and equipment does not conform to the list, Party A shall bear the price differences;

(2)	If the name, specification, type and quality rating do not conform to the list, Party B may refuse to accept and keep, and Party A shall transport it out of the Construction Site and repurchase;

(3)
If the specification and type of the materials supplied by Party A do not conform to the list, upon Party A’s consent, Party B may adjust and replace them for Party A, and Party A shall bear relevant Expenses;

(4)	If the delivery place does not conform to the list, Party A shall be responsible for transporting the goods to the place designated in the list;

(5)
If the supply quantity is less than the agreed quantity in the list, Party A shall make a full complement; if the supply quantity is more than the agreed quantity in the list, Party A shall be responsible to transport the excessive parts out of the Construction Site.

(6)
If the delivery time is earlier than the agreed time in the list, Party A shall bear the keeping Expenses arising therefrom; if delivery time is later than the agreed supply time in the list, Party A shall compensate the losses incurred to Party B arising therefrom, and the Construction Period shall be extended accordingly if it is delayed.

27.5
Before using the materials and equipment supplied by Party A, Party B shall be responsible for inspection or test, such materials and equipment cannot be used if they are unqualified, and relevant inspection or test Expenses shall be borne by Party A.

27.6	The settlement method for the materials and equipment supplied by Party A shall be specified in the Special Terms and Conditions by the two Parties.

28.	The Materials and Equipment Supplied by Party B

28.1
If Party B is responsible for purchasing the materials and equipment, such purchase shall be conducted by Party B according to the provisions of the Special Terms and Conditions, the design and relevant requirements, Party B shall provide the conformity certification of the product and shall be responsible for the quality of the materials and equipment.  Party B shall notify the Engineer to check 24 hours prior to the supply of the materials and equipment in Written Form.

28.2
If the materials and equipment purchased by Party B do not conform to the design or the standard requirement, Party B shall transport them out of the Construction Site within the time limit as require by the Engineer, shall repurchase the products which are in compliance with requirements, shall bear relevant Expenses arising therefrom, and the delayed Construction Period cannot be extended.

28.3
Before using the materials and equipment supplied by Party B, Party B shall conduct the inspection or test as required by the Engineer, such materials and equipment cannot be used if they are unqualified and relevant inspection or test Expenses shall be borne by Party B.

28.4
If the Engineer discovers that Party B’s purchase and usage of the materials and equipment do not conform to the design or the standard requirement, it shall require Party B to repair, demolish or repurchase, Party B shall bear relevant Expenses arising therefrom and the delayed Construction Period cannot be extended.

28.5	If Party B requires using the alternate materials, such materials can be used only subject to the Engineer’s recognition.

28.6	For the materials and equipment to be purchased by Party B, Party A shall not designate the manufacturer or the supplier.

Section Eight Project Modification

29.	Design Modification of the Project

29.1
If Party A requires modifying the original project design, it shall notify Party B in Written Form by 14-day prior notice.  If the modification is beyond the original design standard or the approved construction scale, Party A shall report the planning administrative department and other competent authorities for re-check and re-approval, and the original Designer shall provide corresponding Drawings and explanations in relation to the modification.  Party B shall conduct the following required modifications according to the modification notice and other relevant requirements issued by the Engineer:

(1)	Modify the elevation, baseline, position and size of part of the Project;
(2)	Increase or decrease the quantity of works agreed in the Contract;
(3)	Modify the construction time schedule and sequence of relevant works;
(4)	Other auxiliary work in relation to and required by the Project modification.

Party A shall bear the increase and decrease of the Contract Price as well as Party B’s losses arising from the modifications, and the delayed Construction Period shall be extended accordingly.

29.2
During the construction, Party B shall not conduct any modification to the original project design. Party B shall bear the Expenses and Party A’ s direct losses arising from the its unauthorized modifications to the design, and the delayed Construction Period cannot be extended.

29.3
During the construction, if Party B brings forward any rational suggestion which involves the modifications to the design Drawings or the construction management plan, as well as the replacement to the materials and equipment, it shall report to the Engineer for approval.  Party B shall bear relevant Expenses arising from unauthorized modifications or replacement, shall compensate Party A’s relevant losses and the delayed Construction Period cannot be extended.

If the Engineer agrees to adopt Party B’s rational suggestion, the incurred Expenses and the acquirable proceeds shall be shared by Party A and Party B as separately agreed by the two Parties.

30.	Other Modifications

During the performance of the Contract, if Party A requires modifying the project quality standard or raises any other material modifications, it shall be settled by the two Parties through mutual consultations.

31.	Price Adjustment

31.1
Party B shall provide a project price adjustment report within 14 days after the project modification is confirmed, and Contract Price can be adjusted only subject to the Engineer’s confirmation.  The Contract Price adjustment shall be conducted according to the following methods:

(1)	If there is applicable price to the project modification under the Contract, the Contract Price shall adjusted based on the price already agreed in the Contract;

(2)	If there is only similar price to the project modification under the Contract, the Contract Price may adjusted by taking reference to such similar price;

(3)
If there is no applicable price or similar price to the project modification under the Contract, Party B shall propose a proper price adjustment which can be implemented after being confirmed by the Engineer.

31.2
If Party B fails to provide the project price adjustment report to the Engineer within 14 days after the modification is confirmed by the two Parties, it shall be deemed that the modification does not involve in any adjustment to the Contract Price.

31.3
The Engineer shall give its confirmation within 14 days after receiving the project price adjustment report, if the Engineer refuses to confirm without any justified reasons, it shall be deemed that the project price adjustment report has already been confirmed 14 days after the project price adjustment report is delivered.

31.4	If the Engineer disagrees to the price adjustment proposed by Party B, it shall be settled according to Article 37 of the General Terms and Conditions.

31.5	The increased price for the project modification which is confirmed by the Engineer shall serve as the Additional Contract Price, which shall be paid together with the project price.

31.6	If the project modification is caused by Party B’s own reason, Party B has no right to require the Additional Contract Price.

Section Nine Completion, Acceptance and Settlement

32.	Completion and Acceptance

32.1
When the project reach the conditions of completion and acceptance, Party B shall provide Party A a complete as-built documents and a completion and acceptance report according to relevant national construction completion and acceptance regulations.  If the two Parties stipulate Party B shall provide an as-built Drawing, the providing time and copies of such as-built Drawings shall be specified in the Special Terms and Conditions.

32.2
Party A shall organize relevant departments to conduct the inspection and acceptance within 28 days after receiving the completion and acceptance report, and shall give a confirmation or modification comment within 14 days after the inspection.  Party B shall correct it as required and shall bear the correction Expenses caused by its own reasons.

32.3
If Party A fails to organize the inspection and acceptance within 28 days after receiving the completion and acceptance report submitted by Party B, or fails to give the modification comment within 14 days after the inspection, it shall be deemed that the completion and acceptance report has already been recognized.

32.4
If the Project is accepted, the date when Party B submits the completion and acceptance report shall be the actual Completion Date.  If the Project is accepted after being corrected according to Party A’s requirement, the date when Party B applies for Party A’s inspection after making the corrections shall be the actual Completion Date.

32.5
If Party A fails to organize the inspection and acceptance within 28 days after receiving the completion and acceptance report submitted by Party B, Party A shall assume the liabilities for the project keeping and all the accidents as of the 29th day.

32.6
The scope and completion date for the intermediate works shall be specified in the Special Terms and Conditions by the two Parties, and the inspection and acceptance procedures thereof shall be handled according to the provisions from Article 32.1 to 32.4 of the General Terms and Conditions herein.

32.7
Under certain special occasions, if Party A requires the Project generally completed while leaving certain single works or part of the Project in progress, the two Parties shall conclude a separate agreement to specify the two Parties’ responsibilities and the payment terms of the project price under such situation.

32.8
If the Project is not inspected or is not accepted, Party A shall not put the Project into operation.  If Party A forcibly puts the Project into operation, Party A shall be liable for all the quality problems and other problems arising therefrom.

33.	Final Settlement

33.1
Party B shall deliver a final settlement report and a complete set of settlement documents to Party A within 28 days after Party A recognizes the final settlement report on the project completion and acceptance, and the two Parties shall make relevant adjustment according to the Contract Price stipulated in the Agreement and the Contract Price stipulated in the Special Terms and Conditions to conduct the final settlement on the Project.

33.2
Party A shall verify the documents, give a confirmation or modification comment within 28 days after Party A receives the final settlement report and the settlement documents on the project completion and acceptance submitted by Party B.   After confirming the final settlement report, Party A shall notify the administering bank to pay the settlement price for the project completion to Party B.  Party B shall deliver the completed Project to Party A within 14 days after receiving the settlement price for the completion.

33.3
If Party A fails to pay the settlement price for the project completion without justified reasons within 28 days after receiving the final settlement report and the settlement documents on the project completion, Party A shall pay the interest for the overdue project price owed to Party B based on Party B’s loan rate of the same term toward the bank from the 29th day and shall be liable for the breach of contract.

33.4
If Party A fails to pay the settlement price for the project completion within 28 days after receiving the final settlement report and the settlement documents on the project completion, Party B may demand payment of the settlement price from Party A.  If Party A still fails to pay within 56 days after receiving the settlement report and the settlement documents, Party B may consult with Party A to liquidate the project, or may also petition the People’s Court to auction the Project, and Party B shall be paid in priority out of the proceeds from such liquidation or auction of the Project.

33.5
If Party B fails to deliver the final settlement report and a complete set of settlement documents to Party A within 28 days after the final settlement report being recognized by Party A, which causes the final settlement of the Project cannot be normally conducted or causes the settlement price for the project completion cannot be paid timely, Party B shall deliver the Project as so required by Party A. If Party A does not require the delivery of Project, Party B shall be liable for keeping the Project.

33.6	If Party A and Party B have any dispute over the settlement price for the project completion, such dispute shall be settled according to Article 37 of the General Terms and Conditions.

34.	Quality Warranty

34.1
Party B shall assume the quality warranty liabilities for the Project delivered to Party A for use within the quality warranty period according to the laws, regulations or other national rules in respect to the project quality warranty.

34.2	Implementation on the Quality Warranty Work. Before the inspection and acceptance of the Project, Party B shall sign with Party A a quality warranty agreement which shall be an annex attached hereto.

34.3	The quality warranty agreement shall cover the following items:
(1)	The content, items and scope of the quality warranty;
(2)	The quality warranty period;
(3)	The quality warranty liabilities; and
(4)	The payment schedule of the quality warranty bond.

Section Ten Breach of Contract, Claims and Dispute

35.	Breach of Contract

35.1	The following events shall constitute Party A’s breach of contract:

(1)	Party A fails to pay the prepayment timely as prescribed in Article 24 of the General Terms and Conditions;

(2)	Party A fails to pay the project price according to the Contract as prescribed in Article 26.4 of the General Terms and Conditions, which causes the construction cannot be conducted;

(3)	Party A fails to pay the settlement price for the project completion without justified reasons as prescribed in Article 33.3 of the General Terms and Conditions; and
(4)	Other events under which Party A fails to perform the obligations under the Contract or its performance fails to satisfy the terms of the Contract.

Party A shall be liable for the breach of contract, compensate Party B’s losses incurred therefrom, and the Construction Period shall be extended accordingly.  The calculation method of the damages compensation borne by Party A toward Party B or the amount or calculation method of the liquidated damages which shall be paid by Party A, shall be specified in the Special Terms and Conditions by the two Parties.

35.2	The following events shall constitute Party B’s breach of contract:

(1)
Due to Party B’s reason, the construction cannot be completed in compliance with the Completion Date as agreed in the Agreement or in compliance with the extended construction schedule agreed by the Engineer, as prescribed in Article 14.2 of the General Terms and Conditions;

(2)	Due to Party B’s reason, the Project cannot reach the agreed quality standard, as prescribed in Article 15.1 of the General Terms and Conditions;

(3)	Other events under which Party B fails to perform the obligations under the Contract or its performance fails to satisfy the terms of the Contract.

Party B shall be liable for the breach of contract, compensate Party A’s losses incurred therefrom.  The calculation method of the damages compensation borne by Party B toward Party A or the amount or calculation method of the liquidated damages which shall be paid by Party B, shall be specified in the Special Terms and Conditions by the two Parties.

35.3
Where one Party has any breach of contract and the counter Party require the breaching Party to continue performing the Contract, the breaching Party shall continue to perform the Contract as well after assuming the abovementioned liabilities for breach of contract.

36.	Claims

36.1	When one Party raises any claim against the counter party, it shall have justified grounds for the claim and effective evidences at time of raising the claim.

36.2
If Party A fails to perform any obligations in accordance with the Contract or makes any mistakes or other events happen under which Party A shall be liable for, which results in the delay of the Construction Period, and/or causes Party B cannot obtain the Contract Price timely and causes Party B to suffer other losses, Party B may claim against Party A in Written Form according to the following procedures:

(1)	It shall issue a notice of claim intention to the Engineer within 28 days after the claim event happens;

(2)
It shall apply to extend the Construction Period with the Engineer and/or provide a claim report on economical compensations as well as other relevant materials to the Engineer within 28 days after issuing the notice of claim intention;

(3)
The Engineer shall give response or require Party B to further complement the grounds for claim and evidences within 28 days after receiving the claim report and other relevant materials delivered by Party B;

(4)
If the Engineer fails to give any response or fails to make any further requirement on Party B within 28 days after receiving the claim report and other relevant materials delivered by Party B, such claim shall be deemed to have been recognized;

(5)
When the claim event keeps going on, Party B shall provide the claim reports by stage, and shall deliver relevant materials of the claim and the final claim report to the Engineer within 28 days after the claim event ends.  The response procedures of the claim shall be the same with the procedures prescribed in with above (3) and (4).

36.3
If Party B fails to perform any obligations in accordance with the Contract or makes any mistakes, which causes any losses to Party A, Party A may claim against Party B within the time limit prescribed in Article 36.2.

37.	Dispute

37.1
If any dispute arises from Party A and Party B’s performance of the Contract, such dispute shall be settled by mutual negotiations or the Parties may require the competent authority to mediate.  If the two Parties are not willing to seek the reconciliation and mediation, or if the reconciliation and mediation fail, the two Parties may choose one of the following methods to settle the dispute which shall be specified in the Special Terms and Conditions:

First Option: the two Parties reach an arbitration agreement to apply for arbitration with the agreed arbitration committee;

Second Option: To file a law suit with the competent People’s Court.

37.2	If any dispute arises, the two Parties shall continue to perform the Contract, keep the construction and well protect the completed works, except under the following situations:

(1)	One Party’s unilateral breach of contract which lead the Contract cannot be performed, and the two Parties agrees to suspend the construction;

(2)	The construction suspension is required by the mediation and is accepted by the two Parties;

(3)	The arbitration committee requires the construction suspension; and

(4)	The court requires the construction suspension.

Section Eleven Miscellaneous

38.	Subcontracting of the Project

38.1	Party B shall subcontract part of the Project according to the provisions of the Special Terms and Conditions and shall sign a subcontracting agreement with the subcontractor.

38.2	Party B shall not assign the whole Project to any others.

38.3
The subcontracting of the Project shall not terminate Party B’s any liabilities and obligations.  Party B shall dispatch relevant managers to the site of the subcontracting project to ensure the performance of this Contract.  Party B shall bear joint liabilities for the subcontractor’s any breach of contract or negligence which results in the damage to the Project or causes other losses to Party A.

38.4	The price of the subcontracting project shall be settled between Party B and its subcontractors. Party A shall not pay any project price to the subcontractor in any form without Party B’s permission.

39.	Force Majeure

39.1
The events of Force Majeure shall include the war, turmoil, the fall of the flying object or the explosion and fire which Party A and Party B shall not be liable for, and the wind, rain, snow, flood, quake and other natural disasters as agreed in the Special Terms and Conditions.

39.2
After any event of Force Majeure occurs, Party B shall notify the Engineer at once and shall promptly take measures to the full extent of its capability to reduce the losses as much as possible, Party A shall assist Party B to take such measures.  If the Engineer regards the construction shall be suspended, Party B shall suspend the construction. Party B shall report the impairment and the damage, the estimated clearing and recovery Expenses to Engineer within 48 hours after the force majeure vanishes.  If the force majeure keeps going on, Party B shall report the impairment and the damage to the Engineer every 7 days, and Party B shall submit a formal report and relevant materials on the estimated clearing and recovery Expenses to the Engineer within 14 days after the force majeure vanishes.

39.3	The Expenses and the delayed Construction Period arising from the force majeure shall be assumed or handled respectively by the two Parties according to the following methods:

(1)
Party A shall be responsible for the damage to the Project itself, the third party’s casualties and property losses which are caused by the damage to the Project, and the damage to the materials and equipment transported to the Construction Site for construction or installation;

(2)	Party A and Party B shall be respectively responsible for their own casualties and respectively bear correspondingly Expenses;

(3)	Party B shall be responsible for the damage to its machinery and equipment, as well as the Expenses for suspension of work;

(4)
During the suspension of the Construction, Party A shall be responsible for the Expenses of necessary managers and security guards left by Party B to the Construction Site according to the Engineer’s requirement;

(5)	Party A shall be responsible for the clearing and recovery Expenses required for the Project; and

(6)	The delayed Construction Period shall be extended accordingly.

39.4	If an event of force majeure occurs after the Party’s delay in performance of the Contract, it shall not be exempted from such liability.

40.	Insurance

40.1
Before the construction commences, Party B shall be responsible for purchasing the insurance for the life and property of its own staff and the third party’s staff for the construction engineering and within the Construction Site, and Party B shall pay the insurance premium.

40.2
Party B shall be responsible for purchasing the insurance for the materials and equipment transported to the Construction Site for construction and installation, and Party B shall pay the insurance premium.

40.3	Party B may entrust Party A to handle relevant insurance matters, and Party B shall bear relevant Expenses.

40.4
Party B must purchase the accident insurance for the staff engaging in dangerous work, and purchase insurance for the life and property of its own staff on the Construction Site as well as for the machinery and equipment for construction, and Party B shall pay the insurance premium.

40.5	When an insured incident occurs, Party A and Party B shall endeavor to to take necessary measures to prevent or reduce the losses.

40.6	The details of the insurance and relevant liabilities shall be specified in the Special Terms and Conditions by the two Parties.

41.	Security

41.1	The following securities shall be mutually provided by Party A and Party B to ensure the full performance of the Contract:

(1)	Party A shall provide a performance bond to Party B, to pay the project price according to the Contract and to perform its other obligations under the Contract.

(2)	Party B shall provide a performance bond to Party A, to perform its obligations under the Contract.

41.2	Where using the patent and knowhow without any authorization which infringes other party’s patent right, the responsible Party shall assume the corresponding liabilities.

42.	(no wording)

43.	Cultural Relics and Underground Obstacle

43.1
If any ancient tomb, ancient architecture relics, cultural relics, fossil, and other articles worthy of archaeological study and geological study is discovered during the construction, Party B shall keep the scene intact at once and report to the Engineer within 4 hours in Written Form; the Engineer shall report to the local competent department for cultural relics administration within 24 hours after receiving the written notice and Party A and Party B shall take appropriate protection measures according to the requirement of the competent department for cultural relics administration; and Party A shall bear the Expenses arising therefrom and the delayed Construction Period shall be extended accordingly.

If concealed and unreported after the discovery which results the damage to the cultural relics, the responsible Party shall assume corresponding liabilities according to the law.

43.2
If any underground obstacle which affects the construction is discovered during the construction, Party B shall notify the Engineer within 8 hours in Written Form and shall bring forward a disposal method at the same time; the Engineer shall confirm or provide any modifications within 24 hours after receiving the disposal method.  Party A shall bear the Expenses arising therefrom and the delayed Construction Period shall be extended accordingly.

If the underground obstacle discovered belongs to certain unit, Party A shall report to relevant department for coordination and disposal.

44.	Termination of Contract

44.1	Party A and Party B may reach a consensus through consultation to terminate this Contract.

44.2
Under the event as prescribed in Article 26.4 of the General Terms and Conditions, Party A still fails to pay the project price (progress payment) when the suspension of construction exceeds 56 days, Party B is entitled to terminate this Contract.

44.3
If the forbidden event prescribed in Article 38.2 of the General Terms and Conditions occurs, Party B assigns the total Project to the other party or Party B divides the whole Project into several parts and separately subcontracts each part to the other Party under the guise of sub-contracting, Party A is entitled to terminate this Contract.

44.4	Party A or Party B may terminate this Contract under the following situations;

(1)	It is unable to perform the Contract due to the force majeure; and

(2)	It is unable to perform the Contract due to one Party’s breach of contract (including the suspension or delay of the construction due to Party A’s reason).

44.5
If one Party requires terminating the Contract according to Article 44.2, 44.3 and 44.4, it shall issue a termination notice to the counter Party in Written Form and shall inform the counter Party 7 days prior to issuing such notice; and the Contract shall be terminated upon the receipt of the notice by the counter Party.  If there is any objection to the termination of the Contract, it shall be settled according to Article 37 of the General Terms and Conditions.

44.6
After the Contract is terminated, Party B shall properly protect and deliver the completed works and the purchased materials and equipment, and shall remove its own machinery, machinery and staff from the Construction Site according to Party A’s requirement.  Party A shall provide necessary conditions for Party B’s withdrawal out of the project site, shall pay relevant Expenses arising therefrom and shall pay the price for the completed works according to the Contract.  For the materials and equipment already ordered, the ordering party shall be responsible for cancelling the orders or terminate the order contract, Party A shall bear the un-refundable payments for goods and the Expenses arising from the termination of the order contract, the responsible party shall bear the losses arising from the untimely cancellation of the orders.  In addition, the Party at fault shall compensate the losses incurred therefrom to the counter party.

44.7	After the Contract is terminated, the validity of provisions that related to the final settlement and winding-up shall not be affected.

45.	Effeteness and Termination

45.1	The two Parties shall stipulate the conditions to make the Contract effective in the Agreement.

45.2
Except Article 34 of the General Terms and Conditions, this Contract shall be terminated upon Party A and Party B fulfill all the obligations under the Contract, the settlement price for the completion is paid off and Party B delivers the completed Project to Party A.

45.3
After the termination of the rights and obligations under the contract, Party A and Party B shall observe the principle of honesty and good faith and shall perform the obligations of notification, assistance and confidentiality, etc.

46.	Counterpart of the Contract

46.1	This Contract has two original copies which shall have the same legal effect, for Party A and Party B each to keep one original.

46.2	The number of duplicates of this Contract shall be specified in the Special Terms and Conditions by the two Parties.

47.	Supplementary Provision

After mutual negotiations, the two Parties may further elaborate, supplement or modify this General Terms and Conditions based on relevant laws and regulations and by taking into account the actual works, which shall be specified in the Special Terms and Conditions.

Part Three Particular Terms

Section 1 Word Definitions and Contract Documents

1.	Contract Documents
1.1	Composition of Contract Documents
1.1.1	The Contract Agreement
1.1.2	The Special Terms and Conditions of this Contract
1.1.3	The General Terms and Conditions of this Contract
1.1.4	Standard, Specification and Relevant Technical Documents
1.1.5	Drawings

2.	Explanation Order for the Contract Documents
(1).	EPC Contract
(2).	The Contract Agreement
(3).	Particular Terms of Contract
(4).	General Terms of Contract
(5).	Technology Appendixes of EPC Contract
(6).	Design Documents of the Project
(7).	Equipment Supply of the Project
(8).	Other Charges of the Project
(9).	Standards, norms and related technical documents
(10).	Drawings
(11).	Works in the List
(12).	During the performance of Contract, the negotiation, modification and other written agreements or documents in respect of the project shall be deemed as part of this Contract.

3.	Language and the Application of Laws, Standards and Norms
3.1 If any other languages used in this Contract except Chinese: NONE.
3.2 Applicable Laws and Regulations
Need explicit laws, administrative regulations: NONE.
3.3 Applicable Standards and Norms
Name of the applicable standards and norms: the relevant Technical Appendixes, the existing national standards and norms, acceptance standards, the industry technical regulations and acceptance standards, see more details about the other technical requirements and standards on the construction Drawings.
Standards and norms offered by Party A: the standards, norms and acceptance standards in the place of Party A shall be offered free of charge.

4.	Drawings
4.1 The date of delivery for Drawings and the number of copies: The date of delivery for Drawings and the number of copies are prescribed in the Technical Appendixes of EPC Contract.

Party B’s confidential requirements for the Drawings: This project is designed by Party A, so the Drawings shall not be transferred, copied or used in other items.
Requirements for using foreign Drawings and the charges: NONE.

Section Two General Rights and Obligations of Both Parties

5.	Engineer
5.1 Engineers assigned by construction supervising units
Name: entrusted by Party A Position: entrusted by Party A
The functions and powers entrusted by Party A: project supervision during the construction and warranty period within the scope of construction, including construction quality, safety, construction work period, construction investment control, and fulfillment of Contract and construction coordination, etc.
The functions and powers that shall be approved by Party A: the signature of documents in relation with the payment of construction charges, extension of time for completion, design alteration and increase of investment.
5.2 Engineers assigned by Party A
Name: entrusted by Party A Position: entrusted by Party A
The functions and powers: exercise of power on behalf of Party A.
5.3 Without construction supervision, the functions and powers of engineer: NONE.

6.	Project manager
Name: appointed by Party B Position: appointed by Party B

7.	Work to be done by Party A
7.1 Party A shall complete the following works according to the agreed time and requirements:
(1) The construction conditions that the construction site shall meet and the completion time: The construction site shall be connected to water and electric power supplies and roads, and that the ground is leveled 7 days before the project is begun.
(2) The time, place and supply requirements for connecting the lines for supply of water, electricity and telecommunication necessary to the construction work into the Site: Party A shall connect the lines for supply of water, electricity from the place near the Site according to the construction requirements of Party B 7 days before the project is begun.
(3) The time and requirements for making available the roadways from the Site to the public roads: The roadways shall be made available 7 days before the project is begun to ensure the construction and traffic conditions.
(4) The time for providing the geologic and underground pipeline information of the Site: Party A shall provide such information in written form 7 days before the project is begun, and be responsible for the truthfulness and accuracy of such information.
(5) Names of the approvals and permits necessary to the construction works that should be conducted by Party A and the completion time: Such approvals and permits shall be conducted before the project is begun in accordance with the section (5) of article 8.1 in the general terms of this Contract.

(6) The requirements for the delivery and examination of the benchmark and Cartesian point of control: Such requirements shall be submitted in Written Form 7 days before Party B begin to work for an on-the-spot delivery and examination.
(7) The time for examining the Drawings and delivering the design classification: Such examination and delivery shall be done 7 days before the project is begun.
(8) Coordinate the work with respect to the protection of the underground pipelines near the Site, the adjacent buildings and structures (including preserved cultural relics) and ancient or precious trees: According to the real situation on the spot, Party A may make a consultation with Party B if the protection work shall be done, and the charges shall be borne by Party A.
(9) Other works to be done by Party A agreed by both parties: Party A shall offer temporary office to Party B without being paid.
7.2 The works entrusted by Party A to Party B: NONE.

8.	Work to be done by Party B
8.1 Party B shall complete the following works according to the agreed time and requirements:
(1) The time for the delivery of design documents completed by Party B who has obtained the relevant qualification certificate and the eligible business scope: In accordance with the construction schedule, Party B shall provide the construction Drawings (see more details in the Sub-contract of Project Design) to Party A 7 days before the project is begun. The Drawings shall be examined and the design shall be delivered according to section 7.1 in this Contract.
(2) The time for submitting the schedule and statistics and their names: It shall be implemented according to the relevant stipulations of Supervisor. The completed progress statistics of the current month and the progress schedule of the next month shall be submitted to the construction supervision unit in 3 copies before the 23rd of every month, and the fund using plan of the next month also shall be submitted before the 18th of every month.
(3) The responsibilities and requirements for bearing safety guard and the lighting or other facilities used in daytime: It shall be implemented according to Article 9.1(3) in the General Terms of this Contract. The safety guard and protection shall be carried out in accordance with the construction organization design approved by Party A which is examined by general supervisor.
(4) The requirements for the office and living house provided by Party A: NONE.
(5) The relevant formalities of transportation, noise, environmental protection and safety of construction on the Site that shall be completed by Party B: It shall be completed after the move-in according to the relevant specific requirements for the formalities through both parties’ consultation.
(6) The special requirements for the finished parts of the completed project and its charges: It shall be implemented according to Article 9.1(6) in the General Terms of this Contract. Party A shall be responsible for the protection work of the finished parts after the delivery, if any damages occurred, it shall be repaired by Party B, however, the charges shall be borne by Party A.

(7) The protection requirements for the underground pipelines near the Site, the adjacent buildings and structures (including preserved cultural relics) and ancient or precious trees and the charges: According to the real situation on the spot, Party B shall prepare the protection measures if the protection work shall be done, after the approval of general supervisor, the protection work shall be implemented by Party B and the charges shall be borne by Party A.

Section 3 Construction Organization Design and Project Period

9.	Progress Schedule
9.1 The time for Party B providing the construction organization design (Construction Plan) and the progress schedule: 5 days before the project is begun.
The time for engineer confirming: Reply within 5 days after receiving the construction organization design and the progress schedule submitted by Party B.
9.2 The requirements for the progress schedule of mass construction project: NONE.

10.	Delay in Project Period
10.1 Other terms for the delay in project period agreed by both parties: NONE.

Section 4 Quality and Inspection

11.	Concealed Work and Intermediate Inspection
11.1	The point for intermediate inspection agreed by both parties: It shall be implemented according to Article 17 of the general terms hereof, the inspection point shall be determined by the supervisor.

12.	Trial Run
12.1 The charges for trial run: The trial run shall be organized by Party A with the coordination of Party B. See more details in the Technical Appendixes of EPC Contract.

Section 5 Contract Price and Payment

13.	Contract Price and Adjustment
13.1 The contract price is determined in the form of a fixed price.
(1) The Contract is a fixed price contract. The contract price covers the following risk aspects: Including the acquisition and supply of engineering materials, construction equipments, working measures, labor services, administration, maintenance, insurance, profits, taxes, design changes caused by Party B’s reason and the changes of real work quantities.
14.	The computing method for risk charges: NONE.
The adjustment method for the contract price without the risk scope: No adjustments.
15.	Payment of construction costs (progress payment)
The payment shall be performed according to the stipulations of EPC Contract.

Section 6 Supply of Materials and Equipments

16. Materials and equipments supplied by Party A: NONE.
17. Settlement method for the materials and equipments supplied by Party A: NONE.
18. Materials and Equipments purchased by Party B
18.1 Agreements for Party B purchasing materials and equipments: The agreements for the supply of equipments are prescribed in Equipments Supply Contract, the relevant instructions, technical guidance for installation and other technical documents of the equipments purchased by Party B shall be provided, all the materials shall be supplied by Party B, the requirements for the supply shall be implemented according to the Article 28 of general terms.

Section 7 Changes of the Project

19. Modification of the Design
19.1 Agreements for Party A changing the original design of the Project in the course of construction: consultation between the two parties.
19.2 Agreements for Party B changing the original design of the Project in the course of construction: consultation between the two parties.

20. Confirmation of Changes in the Contract Price
20.1 Confirmation of changes in the contract price and agreements for the methods: If the changes are caused by Party A’s reason within the contract scope, Party B shall provide a report on changing the Contract Price within 14 days after the changes of the Project are decided, and after confirmation by the Engineers, adjustment shall be made to the Contract Price.

Section 8 Inspection for Completion and Settlement

21. Test on Completion
21.1 Agreements for Party B providing as-built Drawings: See Technical Appendixes of EPC Contract.
21.2 The scope of mid-way delivered project and its completion date: NONE.

Section 9 Breach and Compensation

22. Breach
22.1 The specific liability for Party A’s breach of contract in this Contract is as follows:
The liability for breach of contract shall be borne by Party A agreed in 26.4 section of general terms in this Contract: It shall be implemented according to 26.4 section of general terms in this Contract.
Party A’s other liability for breach of contract agreed by both parties: It shall be implemented according to the EPC Contract.
22.2 The specific liability for Party B’s breach of contract in this Contract is as follows:
The liability for breach of contract shall be borne by Party B agreed in 14.2 section of general terms in this Contract: It shall be implemented according to EPC Contract.

The liability for breach of contract shall be borne by Party B agreed in 15.1 section of general terms in this Contract: It shall be implemented according to the EPC Contract.

23. Disputes
23.1 Both parties agree as follows, when disputes arise during the performance of Contract:

 (1) After the consultation between both parties, the disputes may be mediated by supervising engineer.

 (2) Agree to initiate a lawsuit to the People’s Court of competent jurisdiction where the Project hereunder is located.

Section 10 Other Terms

24.	Sub-Contractor
24.1	Part of the Project that Party A approves to sub-contract: If the Project is really necessary to be sub-contracted, the subcontractor shall be determined by tender.

25.	Force Majeure
25.1
Agreements for force majeure: Force majeure includes earthquake, strong wind, heavy rain, hot weather, sub-zero weather and flood that cause disaster and affect construction, which are affirmed by the relevant department of local government.

26.	Insurance
26.1 The insurance coverage agreed by both parties is as follows:

 (1) Insurance coverage of Party A: It is effected by Party A.

         Insurance items that Party A entrusts Party B to effect: NONE.

 (2) Insurance coverage of Party B: It is effected by Party B.

27.	Guarantee
27.1 The guarantee items agreed by both parties are as follows:

 (1) Party A offers performance guarantee to Party B, the guarantee mode is as follows:

No Contract of guaranty as the attachment of this Contract

 (2) Party B offers performance guarantee to Party A, the guarantee mode is as follows:

No Contract of guaranty as the attachment of this Contract

 (3) Other guarantee items agreed by both parties: NONE.

28.	Counterparts of this Contract
28.1	The counterparts agreed by both parties: The Contract has 2 original counterparts, one for each party. There are totally 8 copies, four for each party.

29.	Supplementary Provisions
29.1 Party B shall be responsible for providing the labor and materials of this Project, and the construction is contracted in total price including fees for installation.
29.2 If any staff, equipment accident occurred in the course of construction, distinguishing right from wrong, the responsible party shall be liable for the damages; Party A may provide convenience in respect of medical assistance.
29.3 Party B shall make safety education to the move-in personals, and be responsible for their safety.
29.4 Other matters not covered in this Contract shall be settled through consultation of both parties.

Attachment：
Construction Quality Warranty Agreement

Party A (full name): Henan Shuncheng Group Coal Coke Co., Ltd
Party B (full name): Ji Gang Group International Engineering Company Limited

To ensure the normal operation of 160T/H CDQ Project of Henan Shuncheng Group (Project Name) within a reasonable period of time, both parties hereby sign this Construction Quality Warranty Agreement through consultation. Party B shall bear the responsibilities for construction quality warranty within the quality warranty period in accordance with the relevant administrative provisions and the terms and conditions agreed by both parties.

Article 1 Scope and Content of Warranty

Covered damages under warranty shall include ground base and foundation engineering, framework, roofing waterproof work, other civil engineering works agreed by parties, installation electrical pipe system and water pipe and drain system, and heating and cooling system. The specific warranty scope agreed by both parties is as follows:
The scope and content of warranty is in line with the scope and content of construction contracting.

Article 2 Length of Warranty

The warranty period shall commence from the date that the construction project passes the trial run with load. In case the final acceptance of each project is carried out individually, then accordingly, the warranty period shall be calculated individually.

Both parties agree on the following warranty period in respect to the specific project referring to the provisions of the relevant regulations issued by the State.
1.	For civil engineering works, the quality warranty period shall be 2 years,
2.	For installation of electrical pipe system, water pipe and drain system and equipments, the quality warranty period shall be 2 years,
3.	For heating and cooling system, the quality warranty period shall be 2 heating periods and 2 air-conditioning periods,
4.	For the outside water-wastewater system, common roads construction work and other municipal public projects, the quality warranty period shall be 2 years,
5.	For the roofing waterproof works, and leak prevention of the toilets, rooms and outside walls that should be waterproofed, the quality warranty period shall be 2 years.
6.	Other terms:

For framework and ground base and foundation engineering, the quality warranty period shall be the number of years of reasonable use of the project.

Article 3 Liabilities of Quality Warranty

1.	For the items which belonging to warranty scope, Party A shall send maintenance worker to repair within 7 days after receiving such repair notice.
2.
In case any emergency repair happens (such as water escape of the water pipe system, water and gas leakage of the heating system, gas leakage of fuel gas system), Party B shall arrive the scene of accident within 24 hours after receiving notice. If the accident is not caused by Party B's construction quality, the repair fees shall be borne by Party A.

3.
Within the reasonable period of use stipulated by the state, Party B shall ensure the quality of ground base and foundation engineering and framework. Party B shall bear liabilities for compensation of personal injuries or property damage caused by the construction and attributed to Party B’ fault within the reasonable period of use.

Article 4 Return of Warranty Deposit

Party A shall return the warranty deposit to Party B in a lump sum without any interests within 14 days after the construction has been completed and put into production for one year.

Article 5 Others

Other items related with construction quality warranty: NONE.

160T/H CDQ Project of Henan Shuncheng Group

Sub-Contract D: Technical Service

Contract No.: SC20090628               (Party A)
Contract No.: WZ0904                      (Party B)
Party A: Henan Shuncheng Group Coal Coke Co., Ltd
Party B: Ji Gang Group International Engineering Company Limited

Date: June, 2009

Party A: Henan Shuncheng Group Coal Coke Co., Ltd
Party B: Ji Gang Group International Engineering Company Limited

Party A entrusts Party B to undertake the technical service for the 160T/H CDQ Project of Henan Shuncheng Group and the location for the Project is in Anyang City, Henan. After friendly consultation, the Parties hereby sign this contract as follows.

Article 1 Basis for the Conclusion of This Contract

1. The Contract Law of the People’s Republic of China; The Construction Law of the People’s Republic of China; Regulations on the Administration of the Market for Survey and Design of Engineering Construction.
2. National and local rules and regulations on the administration of the market for survey and design of engineering construction.
3. Approval documents of the engineering construction.

Article 2 Priority of the Contractual Documents

The several documents forming the Contract are to be taken as mutually explanatory of one another, but in case of ambiguities or discrepancies, the EPC Contract and general principles of the related state laws and regulations shall prevail. After the signature of both parties, in case any time discrepancy between this Contract and the documents with the same name or nature, it shall be determined by the signing time of such documents, the priority shall be given to the latest one. During the performance of this Contract, the alteration, revision and amendment of this Contract shall be the integral part of this Contract after its being signed by the parties.

Article 3 Name of this project and content of technical services

1.	Name: 160T/H CDQ of Henan Shuncheng Group
2.	Content: See the Technical Appendix VIII of EPC Contract

Article 4 Contract Price and Payment

1.	The contract price for the services hereunder shall be RMB 6,000,000 Yuan (SIX MILLION YUAN ONLY).
2.	The charges shall be paid to Party B according to the stipulations of EPC Contract.

Article 5 Responsibilities of the Parties

1.	Responsibilities of Party A
1.1	Party A shall submit the design materials stipulated herein to Party B within the time limit and ensure the completeness and accuracy of such materials.

1.2	Party A shall ensure that the project funds should be put in the right place timely according to the requirements of EPC Contract.
1.3	Party A shall arrange qualified personnel to be trained in accordance with the requirements for trainees proposed by Party B.
2.	Responsibilities of Party B
2.1
Party B shall offer the technical guidance and services to Party A according to the content prescribed in the Technical Appendix of EPC Contract and shall be responsible for the quality and completeness of the services.

2.2	Party A shall offer conveniences in aspects of working, living and traffic to the onsite personnel arranged by Party B. However, the charges for such conveniences shall be borne by Party B.

Article 6 Confidentiality

Both Parties shall protect each other’s intellectual property rights. Without prior consent, neither party can unilaterally revise, reproduce or transfer to a third party or use for the project other than the Project of this Contract any materials and documents of the other party. Under such circumstances, the disclosing party shall be responsible for all the any consequence resulting therefrom and shall bear the relevant compensation.

Article 7 Miscellaneous

1.	Service provided by Party A for the Project in this Contract will be concluded until the final acceptance after test on construction completion.
2.	Any other service, which Party A entrusts Party B to provide, however, out of the scope of the Contract, shall be paid correspondingly.
3.	During the quality guarantee period, Party B shall dispatch its personnel to handle the onsite technical failures within 48 hours upon receiving the request of Party A.
4.	For any failure to perform any term or condition of this Contract due to the force majeure, both parties shall, in good faith, attempt to settle it amicably and by mutual agreement.
5.
If any disputes arise during the performance of this Contract, it shall be settled by friendly consultation of the parties. In case the disputes can not be settled by consultation, both parties agree to bring the disputes to the people's court at the place of their implementation.

6.	As for matters not covered in this Contract, it shall be determined through consultation, and written agreement shall be concluded and shall be implemented as the attachment of this Contract.
7.
The Contract is effective once after both parties stamped and signed. And the Contract shall be terminated after both parties have performed all the obligations prescribed in this Contract. The Contract is in four (4) originals. One for each party. There are totally 8 copies of the Contract, four for each party.